                                                                     EXHIBIT 4.4

================================================================================



                               Inergy Propane, LLC



                                   $85,000,000


       $35,000,000 8.85% Senior Secured Notes, Series A, due June 7, 2007 $25,000,000 9.10% Senior Secured Notes, Series B, due June 6, 2008 $25,000,000 9.34% Senior Secured Notes, Series C, due June 5, 2009


                                 --------------


                             Note Purchase Agreement


                                  -------------





                            Dated as of June 7, 2002

================================================================================

                                Table of Contents
                                -----------------
                          (Not a Part of the Agreement)

                                                                                                      Page
SECTION 1.  Authorization of Notes.....................................................................  1

SECTION 2.  Sale and Purchase of Notes.................................................................  2

SECTION 3.  Closing....................................................................................  2

SECTION 4.  Conditions to Closing......................................................................  2

   Section 4.1.   Representations and Warranties.......................................................  2
   Section 4.2.   Performance; No Default..............................................................  3
   Section 4.3.   Compliance Certificates..............................................................  3
   Section 4.4.   Opinions of Counsel..................................................................  4
   Section 4.5.   Guaranties...........................................................................  5
   Section 4.6.   Purchase Permitted by Applicable Law, Etc............................................  5
   Section 4.7.   Sale of Other Notes..................................................................  5
   Section 4.8.   Payment of Special Counsel Fees......................................................  5
   Section 4.9.   Private Placement Numbers............................................................  5
   Section 4.10.  Changes in Legal Structure...........................................................  5
   Section 4.11.  Execution of Intercreditor Agreement and Security Documents..........................  6
   Section 4.12.  Filing and Recording.................................................................  6
   Section 4.13.  Evidence of Insurance................................................................  6
   Section 4.14.  Collateral Due Diligence.............................................................  6
   Section 4.15.  Payment of Recording Fees, Charges and Taxes.........................................  6
   Section 4.16.  Consent of Other Lenders.............................................................  6
   Section 4.17.  Proceedings and Documents............................................................  6
   Section 4.18.  Instruction Letter...................................................................  7
   Section 4.19.  Placement Letter.....................................................................  7
   Section 4.20.  Bank Credit Agreement................................................................  7
   Section 4.21.  Other Matters........................................................................  7

SECTION 5.        Representations and Warranties of the Company........................................  7

   Section 5.1.   Organization; Power and Authority....................................................  7
   Section 5.2.   Authorization, Etc...................................................................  7
   Section 5.3.   Disclosure...........................................................................  8
   Section 5.4.   Organization and Ownership of Shares; Affiliates.....................................  8
   Section 5.5.   Financial Statements.................................................................  9
   Section 5.6.   Compliance with Laws, Other Instruments, Etc.........................................  9
   Section 5.7.   Governmental Authorizations, Etc.....................................................  9
   Section 5.8.   Litigation; Observance of Agreements, Statutes and Orders............................ 10
   Section 5.9.   Taxes................................................................................ 10
   Section 5.10.  Title to Property; Leases............................................................ 10

   Section 5.11.  Licenses, Permits, Etc..............................................................  10
   Section 5.12.  Compliance with Erisa...............................................................  11
   Section 5.13.  Private Offering by the Company.....................................................  12
   Section 5.14.  Use of Proceeds; Margin Regulations.................................................  12
   Section 5.15.  Existing Indebtedness; Future Liens.................................................  12
   Section 5.16.  Foreign Assets Control Regulations, Etc.............................................  13
   Section 5.17.  Status Under Certain Statutes.......................................................  13
   Section 5.18.  Environmental Matters...............................................................  13
   Section 5.19.  Collateral Matters..................................................................  13
   Section 5.20.  Notes to Rank Pari Passu............................................................  14

SECTION 6.  Representations of the Purchaser..........................................................  14

   Section 6.1.   Purchase for Investment.............................................................  14
   Section 6.2.   Source of Funds.....................................................................  14

SECTION 7.  Information as to the Company.............................................................  15

   Section 7.1.   Financial and Business Information..................................................  15
   Section 7.2.   Officer's Certificate...............................................................  18
   Section 7.3.   Inspection..........................................................................  19

SECTION 8.  Prepayment of the Notes...................................................................  19

   Section 8.1.   Required Prepayments................................................................  19
   Section 8.2.   Optional Prepayments with Make-whole Amount.........................................  19
   Section 8.3.   Offer to Prepay Notes as the Result of Certain Asset Dispositions...................  20
   Section 8.4.   Allocation of Partial Prepayments...................................................  21
   Section 8.5.   Maturity; Surrender, Etc............................................................  21
   Section 8.6.   Purchase of Notes...................................................................  21
   Section 8.7.   Make-whole Amount...................................................................  22

SECTION 9.  Affirmative Covenants.....................................................................  23

   Section 9.1.   Compliance with Law.................................................................  23
   Section 9.2.   Insurance...........................................................................  23
   Section 9.3.   Maintenance of Properties...........................................................  24
   Section 9.4.   Payment of Taxes and Claims.........................................................  24
   Section 9.5.   Limited Liability Existence, Etc....................................................  25
   Section 9.6.   Notes to Rank Pari Passu............................................................  25
   Section 9.7.   Covenant to Secure Notes Equally....................................................  25
   Section 9.8.   Collateral; Subsequently Acquired Subsidiaries......................................  25
   Section 9.9.   Environmental Reports...............................................................  27
   Section 9.10.  Environmental Indemnities...........................................................  27
   Section 9.11.  Appointment of Corporate Trustee and Modification of Security Documents.............  28
   Section 9.12.  Maintenance of Committed Revolving Facility.........................................  28
   Section 9.13.  Employee Benefits...................................................................  28
   Section 9.14.  Location of Collateral..............................................................  29
   Section 9.15.  Risk Management Plan................................................................  29

SECTION 10.  Negative Covenants.........................................................................  30

   Section 10.1.  Financial Covenants...................................................................  30
   Section 10.2.  Limitation on Restricted Payments.....................................................  31
   Section 10.3.  Liens, Indebtedness, and Other Restrictions...........................................  31
   Section 10.4.  Changes in Accounting Principles; Fiscal Year.........................................  35
   Section 10.5.  Subsidiaries; Change of Business......................................................  35
   Section 10.6.  Modification of Organizational Documents..............................................  35
   Section 10.7.  Conflicting Agreements................................................................  36
   Section 10.8.  Limitation on Certain Restrictive Agreements..........................................  36
   Section 10.9.  Limitation on Issuance of Capital Stock by Subsidiaries...............................  36
   Section 10.10. Limitation on Sale of Capital Stock or Indebtedness of Subsidiaries...................  36
   Section 10.11. Financial Covenants and Collateral Provisions of Credit Agreement and Other
                  Restricted Agreements.................................................................  36
   Section 10.12. Limitations on Swaps..................................................................  37
   Section 10.13. Limitation on Put Agreements..........................................................  38

SECTION 11.  Events of Default..........................................................................  38

SECTION 12.  Remedies on Default, Etc...................................................................  40

   Section 12.1.  Acceleration..........................................................................  40
   Section 12.2.  Other Remedies........................................................................  41
   Section 12.3.  Rescission............................................................................  41
   Section 12.4.  No Waivers or Election of Remedies, Expenses, Etc.....................................  41
   Section 12.5.  Notice of Acceleration or Rescission..................................................  42

SECTION 13.  Registration; Exchange; Substitution of Notes..............................................  42

   Section 13.1.  Registration of Notes.................................................................  42
   Section 13.2.  Transfer and Exchange of Notes........................................................  42
   Section 13.3.  Replacement of Notes..................................................................  43

SECTION 14.  Payments on Notes..........................................................................  43

   Section 14.1.  Place of Payment......................................................................  43
   Section 14.2.  Home Office Payment...................................................................  43

SECTION 15.  Expenses, Etc..............................................................................  44

   Section 15.1.  Transaction Expenses..................................................................  44
   Section 15.2.  Survival..............................................................................  44

SECTION 16.  Survival of Representations and Warranties; Entire Agreement...............................  44

SECTION 17.  Amendment and Waiver.......................................................................  45

   Section 17.1.  Requirements..........................................................................  45
   Section 17.2.  Solicitation of Holders of Notes......................................................  45
   Section 17.3.  Binding Effect, Etc...................................................................  45
   Section 17.4.  Notes Held by Company, Etc............................................................  46

SECTION 18.  Notices....................................................................................  46

SECTION 19.  Reproduction of Documents................................................................  46

SECTION 20.  Confidential Information.................................................................  47

SECTION 21.  Substitution of Purchaser................................................................  48

SECTION 22.  Miscellaneous............................................................................  48

   Section 22.1.  Successors and Assigns..............................................................  48
   Section 22.2.  Payments Due on Non-business Days...................................................  48
   Section 22.3.  Severability........................................................................  48
   Section 22.4.  Construction; GAAP..................................................................  48
   Section 22.5.  Counterparts........................................................................  49
   Section 22.6.  Governing Law.......................................................................  49
   Section 22.7.  Submission to Jurisdiction; Waiver of Jury Trial....................................  49

Schedule A          --    Information Relating To Purchasers

Schedule B          --    Defined Terms

Schedule 4.10       --    Changes in Structure

Schedule 5.3        --    Disclosure Materials

Schedule 5.4        --    Organization; Ownership of Capital Stock, etc.

Schedule 5.5        --    Financial Statements

Schedule 5.8        --    Certain Litigation

Schedule 5.10       --    Title to Properties

Schedule 5.11       --    Patents, etc.

Schedule 5.14       --    Use of Proceeds

Schedule 5.15       --    Existing Indebtedness

Schedule 9.14       --    Location of Collateral

Schedule 10.11      --    Existing Investments

Exhibit A-1         --    Form of 8.85% Senior Secured Note, Series A, due
                          June 7, 2007

Exhibit A-2         --    Form of 9.10% Senior Secured Note, Series B, due
                          June 6, 2008

Exhibit A-3         --    Form of 9.34% Senior Secured Note, Series C, due
                          June 5, 2009

Exhibit B           --    Form of Opinion of Counsel for the Company

Exhibit C-1         --    Form of Parent Guaranty Agreement

Exhibit C-2         --    Form of Subsidiary Guaranty Agreement

Exhibit C-3         --    Form of Limited Guaranty Agreement

Exhibit D           --    Form of Funds Delivery Instruction Letter

                               Inergy Propane, LLC

                         1101 Walnut Street, Suite 1500

                           Kansas City, Missouri 64106




       $35,000,000 8.85% Senior Secured Notes, Series A, due June 7, 2007 $25,000,000 9.10% Senior Secured Notes, Series B, due June 6, 2008 $25,000,000 9.34% Senior Secured Notes, Series C, due June 5, 2009



                                                        Dated as of June 7, 2002


To the Purchasers listed in the attached Schedule A:

Ladies and Gentlemen:

         Inergy Propane, LLC, a Delaware limited liability company (the "Company") agrees with you as follows:

SECTION 1.   Authorization of Notes.

         The Company will authorize the issue and sale of (a) $35,000,000 aggregate principal amount of its 8.85% Senior Secured Notes, Series A, due June 7, 2007 (the "Series A Notes", such term to include any notes of such series issued in substitution therefor pursuant to Section 13 of this Agreement), (b) $25,000,000 aggregate principal amount of its 9.10% Senior Secured Notes, Series B, due June 6, 2008 (the "Series B Notes", such term to include any notes of such series issued in substitution therefor pursuant to Section 13 of this Agreement), and (c) $25,000,000 aggregate principal amount of its 9.34% Senior Secured Notes, Series C, due June 5, 2009 (the "Series C Notes", such term to include any notes of such series issued in substitution therefor pursuant to
Section 13 of this Agreement; the Series A Notes, the Series B Notes and the Series C Notes being hereinafter collectively referred to as the "Notes"). The Notes shall be substantially in the forms set out in Exhibits A-1, Exhibit A-2 and Exhibit A-3, respectively, with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

SECTION 2.   Sale and Purchase of Notes.

         Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount and of the series specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof. Your obligations are several and not joint obligations, and you shall have no obligation or liability to any Person for the performance or non-performance by any other Purchaser of Notes hereunder.

SECTION 3.   Closing.

         The sale and purchase of the Notes to be purchased by you shall occur at the offices of Baker Botts L.L.P., 2001 Ross Avenue, Dallas, Texas, at 10:00 A.M. Dallas, Texas local time, at a closing (the "Closing") on June 7, 2002 or on such other Business Day thereafter on or prior to June 30, 2002 as may be agreed upon by the Company, you and the other Purchasers of the Notes. At the Closing the Company will deliver to you the Notes of the series to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $250,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 2000010968431 at First Union National Bank, Charlotte, North Carolina, ABA number 053000219. If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

SECTION 4.   Conditions to Closing.

         Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

         Section 4.1. Representations and Warranties.

         (a) The representations and warranties of the Company in this Agreement and the Note Documents to which it is a party shall be correct when made and at the time of the Closing.

         (b) The representations and warranties of each Subsidiary Guarantor in the Subsidiary Guaranty Agreement and the Note Documents to which it is a party shall be correct when made and at the time of Closing.

         (c) The representations and warranties of the MLP in the Parent Guaranty Agreement and the Note Documents to which it is a party shall be correct when made and at the time of a Closing.

         (d) The representations and warranties of IPCH Acquisition Corp in the Limited Guaranty Agreement and the Note Documents to which it is a party shall be correct when made at the time of Closing.

         Section 4.2. Performance; No Default.

         (a) The Company shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement and the other Note Documents to which it is a party required to be performed or complied with by it prior to or at the Closing, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Schedule 5.14), no Default or Event of Default shall have occurred and be continuing.

         (b) Each Subsidiary Guarantor shall have performed and complied in all material respects with all agreements and conditions contained in the Subsidiary Guaranty Agreement and the other Note Documents to which it is a party required to be performed and complied with by it prior to or at the Closing, and after giving effect to the issue and sale of Notes (and the application of the proceeds thereof as contemplated by Schedule 5.14), no Default or Event of Default shall have occurred and be continuing.

         (c) The MLP shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement, the Parent Guaranty Agreement and the other Note Documents to which it is a party required to be performed and complied with by it prior to or at the Closing, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing.

         (d) IPCH Acquisition Corp shall have performed and complied in all material respects with all agreements and conditions contained in the Limited Guaranty Agreement and the other Note Documents to which it is a party required to be performed and complied with by it prior to or at the Closing, and after giving effect to the issue and sale of the Notes (and the application of the proceeds as contemplated by Section 5.14) no Default or Event of Default shall have occurred and be continuing.

         (e) Neither the Company nor any Subsidiary nor the MLP shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10 hereof had such Section applied since such date.

         Section 4.3. Compliance Certificates.

         (a) Officer's Certificate of the Company. The Company shall have delivered to you an Officer's Certificate of the Company, dated the date of the Closing, certifying that (i) the conditions specified in Sections 4.1(a), 4.2(a) and 4.10 have been fulfilled, and (ii) all of the representations and warranties in Section 5 are true and correct both as of the date made and as of the date of Closing.

         (b) Officers' Certificates of the Subsidiary Guarantors. Each Subsidiary Guarantor shall have delivered to you a certificate of an authorized officer of such Person, dated the date of the Closing, certifying that (i) the conditions set forth in Sections 4.1(b), 4.2(b) and 4.10 have been fulfilled, and (ii) all of the representations and warranties in Section 5 that pertain to such Person are true and correct both as of the date made and as of the date of Closing.

         (c) Officers' Certificate of the MLP. The MLP shall have delivered to you a certificate of an authorized officer of such Person, dated the date of the Closing, certifying that (i) the conditions set forth in Sections 4.1(c), 4.2(c) and 4.10 have been fulfilled, and (ii) all of the representations and warranties in Section 5 that pertain to the MLP are true and correct both as of the date made and as of the date of Closing.

         (d) Officers' Certificate of IPCH Acquisition Corp. IPCH Acquisition Corp shall have delivered to you a certificate of an authorized officer of such Person, dated the date of Closing, certifying that (i) the conditions set forth in Sections 4.1(d), 4.2(d) and 4.10 have been fulfilled, and (ii) all of the representations and warranties in Section 5 that pertain to IPCH Acquisition Corp are true and correct both as of the date made and as of the date of Closing.

         (e) Secretary's Certificate of the Company. The Company shall have delivered to you a certificate certifying as to the resolutions attached thereto and other limited liability company proceedings relating to the authorization, execution and delivery of the Notes, the Agreements and the other Note Documents to which it is a party.

         (f) Secretary's Certificates of the Subsidiary Guarantors. Each Subsidiary Guarantor shall have delivered to you a certificate certifying as to the resolutions attached thereto and other limited liability company or corporate proceedings, as applicable, relating to the authorization, execution and delivery of the Subsidiary Guaranty Agreement and the other Note Documents to which it is a party.

         (g) Secretary's Certificate of the MLP. The MLP shall have delivered to you a certificate certifying as to the resolutions attached thereto and other partnership proceedings relating to the authorization, execution and delivery of the Parent Guaranty Agreement and the other Note Documents to which the MLP is a party.

         (h) Secretary's Certificate of IPCH Acquisition Corp. IPCH Acquisition Corp shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Limited Guaranty Agreement and the other Note Documents to which IPCH Acquisition Corp is a party.

         Section 4.4. Opinions of Counsel. You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing (i) from Stinson Morrison Hecker LLP, counsel for the Company, the Subsidiary Guarantors, the MLP and IPCH Acquisition Corp, covering the matters set forth in Exhibit B and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to you), (ii) from Baker Botts L.L.P., your special counsel in connection with such transactions, and (iii) from such local counsel to the Company, the Subsidiary Guarantors and the MLP as you and your special counsel may reasonably deem necessary or appropriate with respect to the Note Documents and such other matters incident to such transactions contemplated hereby as you may reasonably request.

         Section 4.5. Guaranties. You shall have received counterpart originals of (i) a Parent Guaranty Agreement, duly executed and delivered by the MLP, substantially in the form of Exhibit C-1 attached hereto and made a part hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Parent Guaranty"), (ii) a Subsidiary Guaranty Agreement, duly executed and delivered by each of Inergy Sales, Inergy Transportation and L&L Transportation (together with any additional Subsidiary who delivers a guaranty pursuant to Section 9.8, the "Subsidiary Guarantors"), substantially in the form of Exhibit C-2 attached hereto and made a part hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, collectively, the "Subsidiary Guaranty Agreements"), and (iii) a Limited Guaranty Agreement, duly executed and delivered of IPCH Acquisition Corp, substantially in the form of Exhibit C-3 attached hereto and made a part hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Limited Guaranty Agreement") in each case together with such other documents as to IPCH Acquisition Corp, the MLP and the Subsidiary Guarantors as are sufficient to comply with Section 9.8, and each of the Limited Guaranty Agreement, the Parent Guaranty Agreement and the Subsidiary Guaranty Agreements shall be in full force and effect.

         Section 4.6. Purchase Permitted By Applicable Law, Etc. On the date of the Closing your purchase of Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (iii) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

         Section 4.7. Sale of Other Notes. Contemporaneously with the Closing, the Company shall sell to the other Purchasers of Notes listed in Schedule A, and the other Purchasers of Notes shall purchase, the Notes to be purchased by them at the Closing as specified in Schedule A.

         Section 4.8. Payment of Special Counsel Fees Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of your special counsel referred to in
Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

         Section 4.9. Private Placement Numbers. A Private Placement number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for each series of the Notes.

         Section 4.10. Changes in Legal Structure. Except as specified in
Schedule 4.10, none of the Company, the Subsidiary Guarantors, the MLP or IPCH Acquisition Corp shall have changed its jurisdiction of organization or incorporation, as applicable, or been a party to any merger or consolidation or shall have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

         Section 4.11. Execution of Intercreditor Agreement and Security Documents. The Security Documents and the Intercreditor Agreement shall be in form and substance satisfactory to you and your special counsel, shall have been duly executed and delivered by the parties thereto and shall be in full force and effect and you shall have received true, correct and complete copies of each thereof.

         Section 4.12. Filing and Recording. Other than the Mortgages to be delivered pursuant to Section 9.16, the Security Documents (and/or financing statements or similar notices thereof if and to the extent permitted by applicable law) shall have been recorded or filed for record in such public offices as may be deemed necessary or appropriate by you or your special counsel in order to perfect the Liens and security interests granted or conveyed thereby.

         Section 4.13. Evidence of Insurance. You shall have received a certificate executed by the independent insurance broker of the Company certifying to the existence of the insurance required by the Note Documents and the payment of all premiums thereon. The original of the policies or certificates thereof evidencing such insurance issued by the insurers shall be delivered to the Collateral Agent for safekeeping on your behalf immediately upon receipt thereof by the Company.

         Section 4.14. Collateral Due Diligence. You shall have received all due diligence documentation and other information you may reasonably request with respect to the Collateral, including, without limitation, all appraisals, surveys, environmental reports, title insurance policies, UCC filing reports, etc. Original copies of all third party reports and other due diligence documentation shall be delivered to the Collateral Agent for safekeeping on your behalf.

         Section 4.15. Payment of Recording Fees, Charges and Taxes. Except with respect to the Mortgages to be recorded pursuant to Section 9.16, all fees, charges and taxes in connection with the recordation or filing and re-recordation or re-filing of the Security Documents and any other agreement or instrument, financing statement or publication of notice required to be filed or recorded to protect the validity of the Liens securing the obligations under Note Documents shall have been paid in full.

         Section 4.16. Consent of Other Lenders. Any consents or approvals required to be obtained from any lender or holder of any outstanding debt of IPCH Acquisition Corp, the MLP, the Company or any Subsidiary, and any amendments of agreements pursuant to which any debt may have been incurred by the MLP, the Company or any Subsidiary, that are necessary in order to permit the consummation of the transactions contemplated hereby shall have been obtained, and all such consents, approvals or amendments shall be satisfactory in form and substance to you and your special counsel.

         Section 4.17. Proceedings and Documents. All limited liability company, partnership, corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

         Section 4.18. Instruction Letter. You shall have received written instructions from a Responsible Officer of the Company, substantially in the form of Exhibit D attached hereto and made a part hereof, set forth on the Company's letterhead, authorizing and directing you to pay the purchase price of the Notes to be purchased by you by transfer of immediately available funds for credit to the Company's bank account identified in Section 3.

         Section 4.19. Placement Letter. You shall have received a copy of a letter addressed to the Company, Baker Botts L.L.P. and Stinson Morrison Hecker LLP from First Union Securities, Inc., placement agent for the Notes, as to the private nature of the offering of the Notes, in form and substance satisfactory to you and your special counsel.

         Section 4.20. Bank Credit Agreement. The Bank Credit Agreement and related documents shall be satisfactory in substance and form to you and shall be in full force and effect, and you shall have received true, correct and complete copies of each thereof as you may reasonably request. In addition, you shall have received evidence satisfactory to you that, effective on the date of the Closing, the Bank Credit Agreement (i) shall have been amended to permit, or a consent shall have been executed that permits, the issuance of the Notes and the execution, delivery and performance by the Company of its obligations hereunder, which amendment or consent is in form and substance reasonably satisfactory to you, and (ii) satisfies the requirements of Section 9.12 of this Agreement.

         Section 4.21. Other Matters. You shall have received such other documents, opinions, and certificates as you or any other Purchaser may reasonably request.

SECTION 5.   Representations and Warranties of the Company.

         The Company represents and warrants to you that:

         Section 5.1. Organization; Power and Authority. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified as a foreign limited liability company and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the limited liability company power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement, the Notes and the other Note Documents to which it is a party to perform the provisions hereof and thereof.

         Section 5.2. Authorization, Etc. This Agreement, the Notes and the Note Documents to which the Company is a party have been duly authorized by all necessary limited liability company action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note and each other Note Document to which the Company is a party will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by

(i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         Section 5.3. Disclosure. The Company, through its agent, First Union Securities, Inc., has delivered to you and each other Purchaser a copy of a Private Placement Memorandum, dated March 2002 (the "Memorandum"), relating to the transactions contemplated hereby. The Memorandum (including all documents incorporated therein by reference listed on Schedule 5.3) fairly describes, in all material respects, the general nature of the business and principal properties of the MLP, the Company and its Subsidiaries. This Agreement, the Memorandum, the documents, certificates or other writings delivered to you by or on behalf of IPCH Acquisition Corp, the MLP, the Company or any Subsidiary in connection with the transactions contemplated hereby and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Since September 30, 2001, there has been no change in the financial condition, operations, business, properties or prospects of IPCH Acquisition Corp, the MLP, the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum (including all documents incorporated therein by reference listed on Schedule 5.3) or in the other documents, certificates and other writings delivered to you by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.

         Section 5.4. Organization and Ownership of Shares; Affiliates.

         (a) Schedule 5.4 contains (except as noted therein) complete and correct lists, with respect to each of IPCH Acquisition Corp, the MLP, the Company and each of the Company's Subsidiaries, of (i) the correct name of such Person, the jurisdiction of its organization, the jurisdictions in which such Person is qualified to do business, the percentage of shares of each class of its Capital Stock owned by any of IPCH Acquisition Corp, the MLP, the Company or any of the Company's Subsidiaries, (ii) such Person's Affiliates, other than IPCH Acquisition Corp, the MLP, the Company or a Subsidiary of the Company, and
(iii) such Person's directors and senior officers.

         (b) All of the outstanding Capital Stock of each of IPCH Acquisition Corp, the MLP, the Company and each of the Company's Subsidiaries shown in
Schedule 5.4 as being owned by IPCH Acquisition Corp, the MLP, the Company or a Subsidiary of the Company have been validly issued, are fully paid and nonassessable and are owned by such Person free and clear of any Lien (except as otherwise disclosed in Schedule 5.4) and, unless shown in Schedule 5.4, (i) there are no outstanding warrants, subscriptions, options, securities, or other rights of any type or nature whatsoever which are convertible into, exchangeable for or otherwise provide for or permit the issuance of Capital Stock of such Person or are otherwise exercisable by any Person, and (ii) in the case of any such Capital Stock consisting of membership or partnership interests, all contributions required to be made in respect of such interests by the owner thereof under any applicable partnership or limited liability agreement (or similar governing document) have been made.

         (c) Each of IPCH Acquisition Corp, the MLP and each of the Company's Subsidiaries identified in Schedule 5.4 is a corporation, limited liability company, partnership or other legal entity (as reflected on such Schedule) duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation, limited liability company, partnership or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Person has the corporate, limited liability company, partnership or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

         (d) No Subsidiary is a party to, or otherwise subject to, any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate, limited liability company or partnership law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

         Section 5.5. Financial Statements. The Company has delivered to you and each other Purchaser copies of the financial statements of the MLP and its Subsidiaries and the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the MLP and its Subsidiaries and the Company and its Subsidiaries, respectively, as of the respective dates specified in such financial statements and the consolidated results of their respective operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

         Section 5.6. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement, the Notes and the other Note Documents to which the Company is a party will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, limited liability company agreement, corporate charter or by-laws, partnership agreement or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

         Section 5.7. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement, the Notes or the other Note Documents to which it is a party.

         Section 5.8. Litigation; Observance of Agreements, Statutes and Orders.

         (a) There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         Section 5.9. Taxes. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its Subsidiaries have been paid or adequate reserves therefor have been established for all fiscal years up to and including the fiscal years ended prior to December 31, 2002.

         Section 5.10. Title to Property; Leases. The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects. Set forth on Part 1 of
Schedule 5.10 hereto is a complete list of each parcel of real property, by street address and owner or lessee, as applicable, of all real property owned or leased by the Company or any Subsidiary, and set forth on Part 2 of Schedule
5.10 hereto is a complete list as of December 19, 2001, by owner, vehicle identification number, make and model, of all motor vehicles owned by the Company or any Subsidiary. Since December 19, 2001, no "transfers" (as such term is defined in the definition of Asset Disposition) have been made of any vehicles listed on Schedule 5.10 except for transfers of vehicles with an aggregate fair market value not exceeding $300,000.

         Section 5.11. Licenses, Permits, Etc. Except as disclosed in Schedule 5.11,

         (a) the Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

         (b) to the best knowledge of the Company, no product of the Company or any Subsidiary infringes in any Material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

         (c) to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

         Section 5.12. Compliance with ERISA.

         (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

         (b) The present value of the aggregate benefit liabilities under each of the Plans, determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "benefit liabilities" has the meaning specified in Section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in section 3 of ERISA.

         (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under
Section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

         (d) The expected post-retirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by Section 4980B of the Code) of the Company and its Subsidiaries is not Material.

         (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed pursuant to Section 502(i) of ERISA or a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to (i) the accuracy of your representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you and (ii) the assumption, made solely for the purpose of making such representation, that Department of Labor Interpretive Bulletin 75-2 with respect to prohibited transactions remains valid in the circumstances of the transactions contemplated herein.

         Section 5.13. Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than you, the other Purchasers of the Notes and not more than 50 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

         Section 5.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes as set forth in Schedule 5.14. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 1% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 1% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

         Section 5.15. Existing Indebtedness; Future Liens.

         (a) Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the MLP, the Company and its Subsidiaries as of June 6, 2002 and, as of the Closing, no additional Indebtedness has been incurred that is not reflected on such Schedule other than the accrual of per diem interest and per diem fees. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

         (b) Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.3(a).

         Section 5.16. Foreign Assets Control Regulations, Etc. Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. Without limiting the foregoing, neither the Company nor any of its Subsidiaries (a) is or will become a blocked person described in Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49049 (2001)) or (b) engages or will engage in any dealings or transactions, or be otherwise associated, with any such blocked person.

         Section 5.17. Status under Certain Statutes. Neither the MLP nor the Company nor any Subsidiary is an "investment company" registered or required to be registered or subject to regulation under the Investment Company Act of 1940, as amended, or is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

         Section 5.18. Environmental Matters.

         (a) Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

         (b) Neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

         (c) Neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them or has disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect.

         (d) All buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

         Section 5.19. Collateral Matters.

         (a) The provisions of each of the Security Documents are effective to create in favor of the Collateral Agent for the benefit of you, the other Purchasers and the other creditors described therein, a legal, valid and enforceable security interest (with the priorities provided for therein and limited to the extent the Collateral described therein is within the scope of the UCC) in all right, title and interest of the Company and its Subsidiaries in the Collateral described therein; and executed financing statements have been, or on or before the Closing will be, filed in all public offices wherein such filing is necessary to perfect such security interests in the Collateral therein described as against creditors of and purchasers from the Company.

         (b) All representations and warranties of the Company and any of its Subsidiaries party thereto contained in the Security Documents are true and correct.

         (c) All fees, charges and taxes in connection with the recordation or filing and re-recordation or re-filing of the Security Documents and any other agreement or instrument, financing statement or any publication of notice required to be filed or recorded, to protect the validity of the Liens securing the obligations of the Notes have been paid in full.

         Section 5.20. Notes to Rank Pari Passu. The Notes and all other obligations under this Agreement of the Company rank at least pari passu in right of payment with all other present and future Senior Indebtedness (actual or contingent) of the Company which is not expressed to be subordinate or junior in rank to any other Senior Indebtedness of the Company.

SECTION 6. Representations of the Purchaser.

         Section 6.1. Purchase for Investment. You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof; provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

         Section 6.2. Source of Funds. You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

         (a) if you are an insurance company, the Source (i) is your "insurance company general account" (as such term is defined under Section V of the United States Department of Labor's Prohibited Transaction Class Exemption ("PTE") 95-60), and as of the date of the purchase of the Notes you satisfy all of the applicable requirements for relief under Sections I and IV of PTE 95-60, or (ii) does not include assets allocated to any separate account maintained by you in which any employee benefit plan (or its related trust) has any interest, other than a separate account that is maintained solely in connection with your fixed contractual obligations under which the amounts payable, or credited, to such plan and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account; or

         (b) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

         (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

         (d) the Source is a governmental plan; or

         (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph
(e); or

         (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

         As used in this Section 6.2, the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 7. Information as to the Company.

         Section 7.1. Financial and Business Information. The Company shall deliver or cause to be delivered to each holder of Notes that is an Institutional Investor:

             (a) Quarterly Statements -- within 45 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year) or, if earlier, such date as MLP is required to file a Quarterly Report with the Securities and Exchange Commission, duplicate copies of:

                 (i) consolidating and consolidated balance sheets of each of the MLP and its Subsidiaries and the Company and its Subsidiaries as at the end of such quarter, and

                 (ii) consolidating and consolidated statements of income and cash flows of each of the MLP and its Subsidiaries and the Company and its Subsidiaries, together with consolidated statements of changes in shareholders' equity for such Persons, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments; provided that delivery within the time period specified above of copies of the MLP's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a) with respect to consolidated statements of the MLP and its Subsidiaries;

              (b) Annual Statements -- within 90 days after the end of each fiscal year of the Company or, if earlier, such date as MLP is required to file an Annual Report with the Securities and Exchange Commission, duplicate copies of,

                 (i) consolidating and consolidated balance sheets of each of the MLP and its Subsidiaries and the Company and its Subsidiaries, as at the end of such year, and

                 (ii) consolidating and consolidated statements of income and cash flows of each of the MLP and its Subsidiaries and the Company and its Subsidiaries, together with consolidated statements of changes in shareholders' equity for such Persons, for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and such consolidated statements shall be accompanied by:

                      (A) an opinion thereon of independent certified public
                 accountants of recognized national standing, which opinion shall state that such consolidated financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

                      (B) a certificate of such accountants stating that they
                 have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit), provided that the delivery within the time period specified above of the MLP's Annual Report on Form 10-K for such fiscal year (together with the MLP's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant's certificate described in clause (B) above, shall be deemed to satisfy the requirements of this Section 7.1(b) with respect to consolidated statements of the MLP and its Subsidiaries;

              (c) Audit Reports -- promptly upon receipt thereof, one copy of each interim or special audit made by the independent accountants of the books of the MLP, the Company or its Subsidiaries and any management letter received from such accountants;

              (d) SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the MLP, the Company or any Subsidiary of the Company to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the MLP, the Company or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the MLP, the Company or any Subsidiary to the public concerning developments that are Material;

              (e) Notice of Default or Event of Default -- promptly, and in any event within five Business Days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

              (f) ERISA Matters -- promptly, and in any event within five Business Days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                  (i) with respect to any Plan, any reportable event, as defined in Section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                  (ii) the taking by the PBGC of steps to institute, or the
              threatening by the PBGC of the institution of, proceedings under
              Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                  (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

              (g) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

              (h) Information Required by Rule 144A -- promptly upon the request of the holder of any Note, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with a resale of Notes, except at such times as the Company is subject to the reporting requirements of
         Section 13 or 15(d) of the Exchange Act; and

              (i) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of IPCH Acquisition Corp, the MLP, the Company or any of its Subsidiaries or relating to the ability of any of such Persons to perform under the Note Documents as from time to time may be reasonably requested by any such holder of Notes.

         Section 7.2. Officer's Certificate. Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

              (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Sections 10.1, 10.2, 10.3(a), 10.3(e) and 10.12 hereof, during the quarterly or annual period covered by the statements then being furnished (including with respect to such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Section, and the calculation of the amount, ratio or percentage then in existence); and

              (b) Event of Default -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of IPCH Acquisition Corp, the MLP, the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

         Section 7.3. Inspection. The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

              (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

              (b) Default -- if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

SECTION 8. Prepayment of the Notes.

         Section 8.1. Required Prepayments. No regularly scheduled prepayment of the principal of any series of the Notes is required prior to the final maturity date thereof.

         Section 8.2. Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes (in an amount not less than $1,000,000 and increments of $100,000 in excess thereof in the case of any partial prepayment), at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of each series of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

         Section 8.3. Offer to Prepay Notes as the Result of Certain Asset Dispositions.

         (a) Notice of Debt Prepayment Application. In the event that the Company elects to make a Debt Prepayment Application at any time pursuant to the provisions of Section 10.3(e) in respect of any Asset Disposition, the Company shall give written notice of such Debt Prepayment Application to each holder of Notes, which notice shall contain and constitute an offer to prepay the Notes as described in Section 8.3(b) and shall be accompanied by the certificate described in Section 8.3(e). Notwithstanding the foregoing, if the Company fails to provide such notice, or any holder of Notes is made aware that a Debt Prepayment Application is required in respect of any Asset Disposition prior to receiving such notice from the Company, such holder of Notes may notify the Company in writing thereof, whereupon the Company shall make forthwith the offer described in the preceding sentence.

         (b) Offer to Prepay Notes. The offer to prepay Notes contemplated by the foregoing clause (a) shall be an offer by the Company to each holder of Notes to prepay, in accordance with and subject to this Section 8.3, on the date specified in such offer (the "Proposed Asset Disposition Prepayment Date"), the portion of the outstanding principal amount of Notes held by such holder (as used in this Section 8.3(b) only, "holder" in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) which, when added to the Make-Whole Amount with respect thereto, equals the Ratable Portion with respect to the Notes held by such holder. Such Proposed Asset Disposition Prepayment Date shall be not less than 15 days and not more than 30 days after the date of such offer (if the Proposed Asset Disposition Prepayment Date shall not be specified in such offer, the Proposed Asset Disposition Prepayment Date shall be the 20th day after the date of such offer).

         (c) Acceptance; Rejection. A holder of Notes may accept or reject the offer to prepay made pursuant to this Section 8.3 by causing a notice of such acceptance or rejection, as the case may be, to be delivered to the Company at least 5 days prior to the Proposed Asset Disposition Prepayment Date. A failure by a holder of Notes to respond, by the date specified in the preceding sentence, to an offer to prepay made pursuant to this Section 8.3 shall be deemed to constitute an acceptance of such offer by such holder. If all holders of Notes reject an offer of prepayment made pursuant to this Section 8.3 with respect to an Asset Disposition, no Debt Prepayment Application shall be required hereunder with respect to such Asset Disposition; provided, that, such rejection shall not waive any requirements hereunder to apply the Net Proceeds of subsequent Asset Dispositions to Debt Prepayment Applications.

         (d) Prepayment. Prepayment of the Notes to be prepaid pursuant to this
Section 8.3 shall be at 100% of the principal amount (determined as provided in Section 8.3(b) above) so prepaid plus interest thereon to the prepayment date and the Make-Whole Amount, if any, with respect to each such Note. On the Business Day preceding the date of prepayment under this Section 8.3, the Company shall deliver to each holder of Notes to be prepaid a statement showing
(i) the aggregate principal amount of the Notes to be prepaid in connection with such prepayment and the Make-Whole Amount due in connection with such prepayment and (ii) setting forth the details of the computation of such amounts (which amounts, together, shall equal the Ratable Portion as to the Notes being prepaid). Such prepayment shall be made on the Proposed Asset Disposition Prepayment Date.

         (e) Officer's Certificate. Each offer to prepay the Notes pursuant to this Section 8.3 shall be accompanied by a certificate, executed by a Responsible Officer of the Company and dated the date of such offer, specifying:
(i) the Proposed Asset Disposition Prepayment Date; (ii) that such offer is made pursuant to this Section 8.3; (iii) the respective Ratable Portions and principal amounts of all Notes to be prepaid; (iv) the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such certificate were the date of the prepayment) with respect to each Note to be prepaid and the details of such calculation; (v) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Asset Disposition Prepayment Date; (vi) that the conditions of this Section 8.3 have been fulfilled; and (vii) in reasonable detail, the nature, date and Net Proceeds of the Asset Disposition giving rise to such offer.

         Section 8.4. Allocation of Partial Prepayments. In the case of any partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be (i) allocated among all series of Notes then outstanding on a pro rata basis, to each series in the proportion that the aggregate unpaid principal amount of such series of Notes bears to the aggregate unpaid principal amount of all series of Notes then outstanding, and (ii) allocated pro rata among each series of the Notes receiving such prepayment in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment. All partial prepayments made pursuant to Section 8.3 shall be applied only to the Notes of the holders who have accepted (or have been deemed pursuant to Section 8.3(c) to have accepted) such prepayment, in proportion to the respective outstanding principal amounts thereof.

         Section 8.5. Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

         Section 8.6. Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

         Section 8.7. Make-Whole Amount. The term "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

         "Called Principal" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or Section 8.3 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

         "Discounted Value" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

         "Reinvestment Yield" means, with respect to the Called Principal of any Note, 1.00% over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City local time) on the second Business Day preceding the Settlement Date with respect to such Called Principal for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date on the Treasury Yield Monitor Page of Standard & Poor's MMS- Treasury Market Insight (or, if Standard & Poor's shall cease to report such yields in MMS - Treasury Market Insight or shall cease to be the customary source of information for calculating yield-maintenance amounts on privately placed notes, then such source as is then the customary source of such information), or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15(519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the duration closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the duration closest to and less than the Remaining Average Life. The Reinvestment Yield shall be rounded to that number of decimal places as appears in the coupon of the applicable Note.

         "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

         "Remaining Scheduled Payments" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2, Section 8.3 or Section 12.1.

         "Settlement Date" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to
Section 8.2 or Section 8.3 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

SECTION 9. Affirmative Covenants.

         The Company covenants that so long as any of the Notes are outstanding or any amounts are owed by the Company to any holder hereunder or under any of the other Note Documents:

         Section 9.1. Compliance with Law. The Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         Section 9.2. Insurance.

         (a) The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers reasonably satisfactory to the Collateral Agent and the Required Holders, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

         (b) Without limitation of the foregoing, such insurance shall insure
(i) all of the property of an insurable nature of the Company and its Subsidiaries (other than residential tanks and racks and cylinders on a cylinder exchange program), including, without limitation, all real estate, equipment, fixtures and inventories, against fire and other casualties in such a manner and to the extent that like properties are usually insured by others owning properties of a similar character in a similar locality or as otherwise required by the Collateral Agent or requested by Required Holders, with the proceeds of such casualty insurance payable to the Collateral Agent for the benefit of the holders of the Notes (and for the benefit of other Secured Creditors under the Intercreditor Agreement), and (ii) the Company and its Subsidiaries against liability on account of damage to persons or property (including product liability insurance and all insurance required under all applicable worker's compensation laws) caused by it or its officers, members, employees, agents or contractors in such a manner and to the extent that like risks are usually insured by others conducting similar businesses in the places where it conducts its business or as otherwise required by the Collateral Agent or requested by Required Holders, including, without limitation, pollution liability coverage on its automobile/motor carrier/truckers liability insurance substantially similar to the coverage in effect on the date hereof and covering the Company and its Subsidiaries against liability on account of damage to persons or property arising from the transportation of Hazardous Materials with limits not less than those limits in effect on the date hereof and deductibles not more than $500,000.

         (c) The Company shall cause the insurers under all of its and its Subsidiaries' insurance policies to (i) provide the Collateral Agent at least 30 days prior written notice of the termination or cancellation of or any material change by endorsement to any such policy before such termination, cancellation or change shall be effective and (ii) agree to such other matters in respect of any such casualty insurance as provided in the Collateral Agent's loss payee endorsement. The Collateral Agent and all holders of the Notes shall be named as additional insured on all liability insurance policies, and the Collateral Agent shall be named as loss payee on all property policies obtained or maintained by the Company and its Subsidiaries with respect to their properties and businesses. In addition, the Company will, upon request of the Collateral Agent or any holder of any Note at any time, furnish a written summary of the amount and type of insurance carried by the Company and its Subsidiaries, the names of the insurers and the policy numbers, and deliver to the Collateral Agent certificates with respect thereto.

         Section 9.3. Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear) and their respective real and personal property leases in effect and free from any defaults by such Person, in each case so that the business carried on in connection therewith may be properly conducted at all times; provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties or from terminating or not renewing any real or personal property leases if such discontinuance, termination or non-renewal is desirable in the conduct of its business and the Company has concluded that such discontinuance, termination or non-renewal could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         Section 9.4. Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

         Section 9.5. Limited Liability Existence, Etc. The Company will at all times preserve and keep in full force and effect its existence as a limited liability company. Subject to Section 10.3(d) and Section 10.3(e), the Company will at all times preserve and keep in full force and effect the existence of each of its Subsidiaries (unless merged into the Company or a Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

         Section 9.6. Notes to Rank Pari Passu. The Notes and all other obligations under this Agreement of the Company are and at all times shall rank at least pari passu in right of payment with all other present and future Senior Indebtedness (actual or contingent) of the Company which is not expressed to be subordinate or junior in rank to any other Senior Indebtedness of the Company.

         Section 9.7. Covenant to Secure Notes Equally. The Company will, if it or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of Section 10.3(a) (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to Section 17.1), make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured so long as any such other Indebtedness shall be so secured; provided that the creation and maintenance of such equal and ratable Lien shall not in any way limit or modify the right of the holders of the Notes to enforce the provisions of Section 10.3(a).

         Section 9.8. Collateral; Subsequently Acquired Subsidiaries.

         (a) It is the intent of the parties that the obligations under the Note Documents shall at all times be secured on an equal and ratable basis with the obligations under the Bank Documents. If IPCH Acquisition Corp, the MLP, the Company, any Subsidiary or any other Person at any time grants additional security of any kind or provides an additional Guaranty or other credit support of any kind pursuant to the requirements of, or in order to secure the obligations with respect to any Bank Document, then the Company shall, or shall cause such other Person to grant to the holders of the Notes such additional security, Guaranty or credit support so that the holders of the Notes are secured on an equal and ratable basis. With respect to any Subsidiary of the Company that executes a Guaranty with respect to any obligations under any Bank Document, the Company shall cause such Subsidiary concurrently to enter into a Guarantor Supplement (in the form attached as Exhibit A to the Subsidiary Guaranty Agreement), and within 3 Business Days thereafter will deliver to each of the holders of the Notes the following items at the Company's cost and expense:

               (i)   an executed counterpart of such Guarantor Supplement;

               (ii) such documents and evidence with respect to such Subsidiary as any holder of the Notes may reasonably request in order to establish the existence and good standing of such Subsidiary and the authorization of the transactions contemplated by such Guarantor Supplement;

               (iii) an opinion of counsel satisfactory to the Required Holders to the effect that such Subsidiary Guaranty Agreement has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of such Subsidiary enforceable in accordance with its terms, except as an enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, and such other matters as reasonably requested by the Required Holders; and

               (iv) any joinder agreement required to be executed pursuant to the provisions of the Intercreditor Agreement.

         (b) At the cost and expense of the Company, the Company shall execute, and shall cause its Subsidiaries to execute, any and all documents, financing statements, agreements and instruments, and take all action (including, without limitation, filing Uniform Commercial Code and other financing statements, mortgages and deeds of trust and any notices or other documents customarily filed with the United States Patent and Trademark Office or the United States Copyright Office), that may be required under applicable law, or which the Required Holders or the Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by the Note Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests and Liens created or purported to be created by the Security Documents or in order to effectuate the intent of the parties set forth in
Section 9.8(a).

         (c) Any security interests and Liens granted by the Company and its Subsidiaries pursuant to this Section 9.8 will be created under the Security Documents in form, scope and substance satisfactory to the Required Holders and the Collateral Agent, and at its expense the Company will deliver or cause to be delivered to the Collateral Agent, all such instruments and documents (including, without limitation, legal opinions, title searches, environmental site assessments, surveys, lien searches and searches for liens on encumbrances upon intellectual property) as the Required Holders or the Collateral Agent shall reasonably request to evidence compliance with this Section 9.8. The Company agrees to provide from time to time such evidence as the Required Holders or the Collateral Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien.

         (d) The holders of the Notes acknowledge and agree that such holders will discharge and release any Subsidiary Guarantor from the Subsidiary Guaranty Agreement to which it is a party pursuant to the written request of the Company, provided that (i) such Subsidiary Guarantor has been released and discharged as an obligor and guarantor under and in respect of all Indebtedness of the Company and its Affiliates under the Bank Documents, (ii) any such release and discharge shall be expressly conditioned upon receipt by the holders of the Notes of a written agreement executed by the Subsidiary Guarantor to be released pursuant to which such Subsidiary Guarantor agrees that if, for any reason whatsoever, it thereafter becomes an obligor or guarantor under and in respect of any Indebtedness of the Company outstanding under or pursuant to any Bank Document, then such Subsidiary Guarantor shall contemporaneously provide written notice thereof to the holders of the Notes accompanied by an executed Subsidiary Guaranty Agreement of such Subsidiary Guarantor and such other documentation as is required by Section 9.8(a) and (iii) at the time of such release and discharge, no Default or Event of Default has occurred and is continuing or would result from such release and the Company has delivered a certificate of a Responsible Officer to the holders of the Notes certifying to such effect.

         (e) The holders of the Notes acknowledge and agree that the Liens of the Collateral Documents in respect of all or any part of the Collateral therein described may be released in the manner and upon the terms and conditions provided in the Intercreditor Agreement, provided, that in the event the Liens of the Security Documents for any reason whatsoever re-attach pursuant to the terms and provisions of the Security Documents or any other Bank Document, then the Lien and security interest of the Security Documents shall ipso facto again secure the holders of the Notes on an equal and pro rata basis.

         (f) The Company agrees that it will not, nor will it permit any Subsidiary or Affiliate to, directly or indirectly, pay or cause to be paid any consideration or remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any creditor of the Company, of any Subsidiary Guarantor or any Affiliate as consideration for or as an inducement to the entering into by any such creditor of any release or discharge of any Subsidiary Guarantor with respect to any liability of such Subsidiary Guarantor as an obligor or guarantor under or in respect of Indebtedness of the Company, unless such consideration or remuneration is concurrently paid, on the same terms, ratably to the holders of all of the Notes then outstanding.

         Section 9.9. Environmental Reports. If a Default or Event of Default caused by reason of a breach of Section 9.1 (as such Section relates to Environmental Laws) shall have occurred and be continuing, at the request of the Required Holders through the Collateral Agent, the Company, at its sole cost and expense, shall provide to each of the holders of the Notes within 45 days after such request an environmental site assessment report for the properties which are the subject of such Default or Event of Default prepared by an environmental consulting firm acceptable to the Collateral Agent and consented to by the Company (which consent shall not be unreasonably withheld or delayed), indicating the presence or absence of any Hazardous Materials and the estimated cost of any compliance or remedial action in connection with such properties.

         Section 9.10. Environmental Indemnities. The Company hereby agrees to indemnify, defend and hold harmless each holder of Notes, the Collateral Agent and each of their respective officers, directors, employees, agents, consultants, attorneys, contractors, affiliates, successors, assigns or transferees (each an "Indemnified Party") from and against, and reimburse said

Persons in full with respect to, any and all loss, liability, damage, fines, penalties, costs and expenses, of every kind and character, including reasonable attorneys' fees and court costs, known or unknown, fixed or contingent, occasioned by or associated with any claims, demands, causes of action, suits and/or enforcement actions, including any administrative or judicial proceedings, and any remedial, removal or response actions ever asserted, threatened or instituted against any Indemnified Party by any Persons, including any Governmental Authority, arising out of or related to: (i) the breach of any representation or warranty of the Company contained in Section 5.18 set forth herein; (ii) the failure of the Company to perform, or to cause its Subsidiaries to perform, any of the covenants contained in Section 9.1 or 9.2; or (iii) the ownership, construction, occupancy, operation, or use of any property of the Company or any Subsidiary or any property on which the Company or any Subsidiary may conduct any operations. THE FOREGOING INDEMNITY OBLIGATIONS OF THE COMPANY FOR THE BENEFIT OF ANY INDEMNIFIED PARTY SHALL EXTEND TO ALL INDEMNIFIED LIABILITIES, INCLUDING, WITHOUT LIMITATION, ANY INDEMNIFIED LIABILITIES ARISING FROM OR ATTRIBUTED TO THE NEGLIGENCE OF ANY INDEMNIFIED PARTY BUT SHALL NOT EXTEND TO ANY INDEMNIFIED LIABILITIES CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY.

         Section 9.11. Appointment of Corporate Trustee and Modification of Security Documents. In the event that First Union National Bank resigns as Collateral Agent and subject to the rights of the other Secured Creditors pursuant to the Intercreditor Agreement, the Company will, at any time upon the request of the Required Holders, join in modifications to the Security Documents in order to provide for a substitute or successor Collateral Agent thereunder or for any trustee, assignee, mortgagee or secured party thereunder to be a corporate fiduciary selected by the Required Holders and to incorporate such provisions relating thereto as the corporate fiduciary or the Required Holders may reasonably request.

         Section 9.12. Maintenance of Committed Revolving Facility. The Company will at all times maintain a Committed Revolving Facility.

         Section 9.13. Employee Benefits. The Company will, and will cause each of its Subsidiaries to,

         (a) (i) notify the holders of the Notes promptly of the establishment or joinder of any Plan, and, (ii) prior to (x) the establishment of any "welfare plan" (as defined in Section 3(1) of ERISA) covering any employee of such Person for any period after such employee's termination of employment other than such period required by the Consolidated Omnibus Budget Reconciliation Act of 1986 or "defined benefit plan" (as defined in Section 3(35) of ERISA) or (y) joinder of, or contribution to, any multiemployer plan as defined under Section 3(37) of ERISA, to obtain the Required Holders' prior written approval of such establishment, joinder or contribution;

         (b) at all times make prompt payments or contributions to meet the minimum funding standards of Section 412 of the Internal Revenue Code of 1986, as amended, with respect to each Plan;

         (c) promptly after the filing thereof, furnish to the holders of the Notes a copy of any report required to be filed pursuant to Section 103 of ERISA in connection with each Plan for each Plan year, including but not limited to the Schedule B attached thereto, if applicable; and

         (d) promptly furnish such additional information concerning any Plan as the holder of any Note may from time to time request.

         Section 9.14. Location of Collateral. The Company will, and will cause each of its Subsidiaries to, keep all Collateral, other than inventory in transit, motor vehicles, residential tanks and bulk storage tanks, at one or more of the locations set forth on Schedule 9.14 hereto and not remove any such Collateral therefrom except for, for so long as there exists no Event of Default, (i) inventory sold in the ordinary course of business; (ii) dispositions of obsolete equipment to the extent permitted under this Agreement and the other Note Documents; and (iii) the storage of inventory or equipment at locations within the continental United States other than those described on
Schedule 9.14 hereto provided that (x) the Company shall take all necessary actions necessary for the Collateral Agent's Lien on such inventory and equipment to continue to be a perfected first priority Lien subject to no other Lien other than Liens permitted by Section 10.3(a) and (y) the Collateral Agent shall have received, prior to the relocation of any such equipment or inventory, a landlord's waiver, acceptable in form and content to the Collateral Agent, if the premises are leased, and mortgagee's waivers, in each case acceptable in form and content to the Collateral Agent, from all those who hold a mortgage or like Lien on such premises.

         Section 9.15. Risk Management Plan. The Company will comply, and require its Subsidiaries to comply, with (i) the retail and wholesale inventory distribution and trading procedures, (ii) the dollar and volume limits, and
(iii) all other material provisions of the Risk Management Plan.

         Section 9.16. Delivery of Recorded Mortgages, etc. As soon as reasonably practicable and in any event on or before August 6, 2002, the Company will cause to be delivered to the Collateral Agent (i) such evidence as may be reasonably requested by the Required Holders that (x) the Mortgages shall have been recorded or filed for record in such public offices as may be necessary in order to perfect or provide third parties with constructive notice of the Liens granted or conveyed thereby, and (y) all fees, charges and taxes in connection with the recordation or filing and re-recordation or re-filing of such Mortgages shall have been paid in full, and (ii) title policy endorsements in form and substance reasonably satisfactory to your special counsel concerning all such Mortgages encumbering real property with a fair market value in excess of $200,000 (other than the Mortgage encumbering the real property located in Center, Texas for which no title policy or title policy endorsement shall be required), which endorsements shall amend the existing title policies on the existing mortgages, security deeds and deeds of trust in favor of First Union National Bank, as Administrative Agent, to secure the Mortgages as first priority Liens on the property encumbered thereby, subject to no Liens except for Liens permitted under this Agreement.

SECTION 10. Negative Covenants.

         The Company covenants that so long as any of the Notes are outstanding or any amounts are owed by the Company to any holder hereunder or under any of the other Note Documents:

         Section 10.1. Financial Covenants. The Company will not permit:

         (a) Total Indebtedness to EBITDA Ratio. At any time, the ratio of (i) Total Indebtedness to (ii) EBITDA for the four fiscal quarters most recently ended to be greater than 4.50 to 1.00; provided, that if (x) the Bank Credit Agreement is hereafter amended to allow the Company to have a Consolidated Leverage Ratio (as defined therein as of the date of Closing) as of the last day of any fiscal quarter to be more than 4.50 to 1.00, (y) no Default or Event of Default has occurred and is continuing on the date that such amendment to the Bank Credit Agreement is effective, and (z) any remuneration (whether by way of supplemental or additional interest, fee or otherwise) paid to any holder of Indebtedness under the Bank Credit Agreement as consideration for or as an inducement to the entering into any such amendment to the Bank Credit Agreement, is concurrently paid on the same terms, ratably to each holder of Notes then outstanding, then the holders agree to amend the foregoing ratio (but not the definitions used in calculating such ratio) to permit a correspondingly greater ratio of Total Indebtedness to EBITDA (but in any event not to exceed 5.00 to 1.00) for the same period as such increased Consolidated Leverage Ratio is permitted by the Bank Credit Agreement pursuant to an amendment in form and substance reasonably satisfactory to the Required Holders. Such amendment shall be executed and delivered by each holder of the Notes to the Company within 30 days of the request by the Company for same and shall, subject to the satisfaction of clauses (x), (y) and (z) of the proviso to the immediately preceding sentence, be effective as of the effective date of the corresponding amendment to the Bank Credit Agreement. If such amendment is not executed and delivered by Required Holders within 30 days of the Company's request hereunder, the ratio of Total Indebtedness to EBITDA permitted by the first sentence of this Section 10.1(a) (but not the definitions used in calculating such ratio) shall be deemed automatically amended, subject to the satisfaction of clauses
(x), (y) and (z) of the proviso to such sentence, effective as of the effective date of the corresponding amendment to the Bank Credit Agreement to permit a correspondingly greater ratio of Total Indebtedness to EBITDA (but in any event not to exceed 5.00 to 1.00) for the same period as such increased Consolidated Leverage Ratio is permitted by the Bank Credit Agreement. In the event any such amendment is deemed automatically effective as aforesaid, the Company will promptly execute and deliver at its expense (including, without limitation, the fees and expenses of counsel for the holders of the Notes) an amendment to this Agreement in form and substance satisfactory to the Required Holders evidencing the amendment of this Agreement to include such revised ratio, provided that the execution and delivery of an amendment by the Company and Required Holders shall not be a precondition to the effectiveness of any such deemed amendment, but shall merely be for the convenience of the parties hereto.

         (b) Total Interest Coverage Ratio. At any time, the ratio of (i) EBITDA to (ii) Consolidated Total Interest Expense for the four fiscal quarters most recently ended, to be less than 2.50 to 1.00.

         Section 10.2. Limitation on Restricted Payments. The Company will not and will not permit any Subsidiary to directly or indirectly declare, order, pay, make or set apart any sum for any Restricted Payment; provided that, if no Default or Event of Default shall have occurred and be continuing, both before and after giving effect to such Restricted Payment, the Company may from time to time pay cash distributions, free and clear of any Liens, to the MLP in an amount not to exceed the Available Cash at such time.

         Section 10.3. Liens, Indebtedness, and Other Restrictions. The Company will not and will not permit any Subsidiary to:

         (a) Liens. Create, assume or suffer to exist any Lien upon any of its properties or assets, whether now owned or hereafter acquired (whether or not provision is made for the equal and ratable securing of the Notes in accordance with the provisions of Section 9.7), except:

                  (i) Liens for taxes, assessments or governmental charges not delinquent or being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP are maintained on the Company's books;

                  (ii) Liens arising out of deposits in connection with workers' compensation, unemployment insurance, old age pensions or other social security or retirement benefits legislation (other than ERISA);

                  (iii) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety aid, appeal bonds, and other obligations of like nature arising in the ordinary course of the Company's business;

                  (iv) Liens imposed by law, such as mechanics', workers', materialmen's, carriers or other like liens (excluding, however, any statutory or other Lien in favor of a landlord under a written or oral lease) arising in the ordinary course of the Company's business which secure the payment of obligations which are not past due or which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP are maintained on the Company's books;

                  (v) rights of way, zoning restrictions, easements and similar encumbrances affecting the Company's real property which do not materially interfere with the use of such property;

                  (vi) Liens securing the Notes and the payment, performance and observance of the other obligations under this Agreement and the other Note Documents;

                  (vii) Liens in favor of the Collateral Agent securing the payment, performance and observance of obligations under the Bank Documents and Hedging Agreements with Bank Lenders or Affiliates thereof, (x) which are pari passu with the Liens in favor of the Collateral Agent securing the Notes and the payment, performance and observance of the other obligations under this Agreement and the other Note Documents, and (y) which are subject to the Intercreditor Agreement;

                   (viii) Liens in favor of the Collateral Agent securing the payment, performance and observance of obligations with respect to Permitted Additional Private Placement Debt, (x) which are pari passu with the Liens in favor of the Collateral Agent securing the Notes and Indebtedness under the Bank Documents and Hedging Agreements and the payment, performance and observance of the other obligations under this Agreement, the other Note Documents and the Bank Documents, and (y) which are subject to the provisions of the Intercreditor Agreement, as amended to provide for the Permitted Additional Private Placement Debt pursuant to an amendment in form and substance satisfactory to the Required Holders;

                   (ix) purchase money security interests for the purchase of equipment to be used in the Company's business, encumbering only the equipment so purchased, and which secures only the purchase-money Indebtedness incurred to acquire the equipment so purchased and the aggregate outstanding principal amount of which Indebtedness (with respect to the Company and all Subsidiaries) does not exceed $5,000,000 at any time; and

                   (x) Liens securing the Mortgage Note Payable and Automobile Note Payable referred to in Schedule 5.15.

         (b) Subsidiary Indebtedness. Permit any Subsidiary to directly or indirectly create, incur, assume, suffer to exist or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

             (i)   Indebtedness represented by a Subsidiary Guaranty Agreement;

             (ii) Indebtedness represented by any other Guaranty of Indebtedness of the Company under the Bank Documents, so long as each beneficiary of such Guaranty is a party to the Intercreditor Agreement and the Subsidiary providing such Guaranty is also a party to a Subsidiary Guaranty Agreement;

             (iii) Indebtedness represented by any other Guaranty of Indebtedness of Permitted Additional Private Placement Debt, so long as each beneficiary of such Guaranty is a party to the Intercreditor Agreement, as amended to provide for the Permitted Additional Private Placement Debt pursuant to an amendment in form and substance satisfactory to the Required Holders, and the Subsidiary providing such Guaranty is also a party to a Subsidiary Guaranty Agreement;

             (iv) Indebtedness owed to the Company or to a Wholly-Owned Subsidiary of the Company; and

             (iv)  Indebtedness secured by Liens permitted by clause (x) of
         Section 10.3(a) above.

         (c) Loans, Advances, Investments and Contingent Liabilities. Make or permit to remain outstanding any loan or advance to, or extend credit (other than trade credit extended in the normal course of business to any Person that is not a Subsidiary of the Company) to, or make or permit to remain outstanding any Guaranty in connection with the obligations, stock or dividends of, or own, purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person (any of the foregoing, an "Investment"), except that the Company or any Subsidiary may:

                (i) endorse negotiable instruments for collection in the ordinary course of business;

                (ii) provide Guaranties with respect to the Indebtedness and other obligations of the Company and its Subsidiaries under the Note Documents and, so long as all beneficiaries of such Guaranties are parties to the Intercreditor Agreement and the Subsidiaries providing such Guaranties are also parties to Subsidiary Guaranty Agreements, Guaranties with respect to Indebtedness and other obligations of the Company under the Bank Documents;

                (iii) own, purchase or acquire stock or other equity interests of, or make capital contributions to, a Subsidiary or of a Person which immediately after such purchase, acquisition or contribution will be a Subsidiary of the Company;

                (iv) own, purchase or acquire (x) certificates of deposit of commercial banks organized under the laws of the United States or any state thereof (having capital resources in excess of $25,000,000) and commercial paper rated A-1 by Standard & Poor's Ratings Group or P-1 by Moody's Investors Service, Inc., in each case due within one year from the date of purchase and payable in the United States in United States dollars, (y) obligations of the United States Government or any agency thereof, and obligations guaranteed by the United States Government, in any case maturing within one year after the acquisition thereof, and (z) money market mutual funds that are classified as current assets in accordance with GAAP, that are rated "AAA" by Standard & Poor's Ratings Group and that invest solely in investments described in clauses (x) and
             (y) maturing not more than one year after the acquisition thereof, which funds are managed by Persons having capital and surplus in excess of $100,000,000;

                (v) Investments (including debt obligations and Capital Stock) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

                (vi) deposits made in the ordinary course of business in connection with the purchase price of goods and services; and

                (vii) other Investments not to exceed $1,000,000 in aggregate amount at any one time outstanding.

         (d) Consolidation, Merger, Transfer of Assets, Acquisition, etc. (i) Merge or consolidate with or into any Person, (ii) convey, transfer, lease or otherwise dispose of all or substantially all of its assets in any transaction or series of transactions to any Person(s), (iii) except for Permitted Acquisitions, acquire all or substantially all of the assets or Capital Stock of any other Person, (iv) adopt or effect any plan of reorganization, recapitalization, liquidation or dissolution or (v) except for Permitted Acquisitions, acquire any properties or assets other than in the ordinary course of business; provided that (x) any Subsidiary may merge with the Company (provided that the Company shall be the sole continuing or surviving Person) or with any one or more other Subsidiaries (provided that each surviving Person shall be a Wholly-Owned Subsidiary) and (y) any Subsidiary may convey, transfer, lease or otherwise dispose of all or substantially all of its assets to the Company or to another Subsidiary (and may liquidate or dissolve thereafter).

         (e) Limitation on Asset Dispositions. Except as permitted by Section 10.3(d), make or permit to be made any Asset Disposition unless: (i) in the good faith opinion of the Company, the Asset Disposition is in exchange for consideration having a Fair Market Value at least equal to that of the property exchanged and is in the best interest of such Company or such Subsidiary; (ii) immediately after giving effect to the Asset Disposition, no Default or Event of Default would exist; and (iii) immediately after giving effect to the Asset Disposition, the aggregate value (valued, for purposes of determining compliance with the percentage limitations set forth below, at the greater of net book value or the Net Proceeds received by the Company and its Subsidiaries in connection with such Asset Disposition) of all property that was the subject of any Asset Disposition occurring (x) during the period of four consecutive fiscal quarters of the Company ending with and including the fiscal quarter in which such Asset Disposition is made does not exceed 10% of Consolidated Tangible Assets, and (y) on or after the date of Closing does not exceed 25% of Consolidated Tangible Assets, in each case with Consolidated Tangible Assets being determined as of the end of the most recently ended fiscal year of the Company; provided, that if all or any portion of the Net Proceeds of any such Asset Disposition, to the extent that such amount exceeds the amount permitted under clause (x) or clause (y) above, as the case may be, is delivered, within two Business Days after such Asset Disposition, to the Collateral Agent to be held by it as security under the Security Documents and invested in Investments selected by the Company and described in clause (iv) of Section 10.3(c), and are subsequently applied to a Property Reinvestment Application or to a Debt Prepayment Application within 180 days after such Asset Disposition, then such Asset Disposition, solely for purposes of determining compliance with this clause (iii) as of a date on or after the date of such Asset Disposition, shall be deemed not to constitute an Asset Disposition to the extent of the Net Proceeds so delivered. If the Company or any of its Subsidiaries shall deliver all or any portion of the Net Proceeds of an Asset Disposition to the Collateral Agent as provided in the preceding sentence and either such Net Proceeds have not been applied in their entirety to a Property Reinvestment Application, or the Company has not given notice of a Debt Prepayment Application with respect thereto pursuant to Section 8.3(a), within 150 days after such Asset Disposition, the Company shall notify the Collateral Agent and the holder of each Note of whether the Company or one of its Subsidiaries intends to make a Property Reinvestment Application or whether the Company intends to make a Debt Prepayment Application (or any combination thereof) with such Net Proceeds and the approximate date (which shall occur within 180 days after such Asset Disposition) on which the same is to be consummated. To the extent that the Net Proceeds from any Asset Disposition are required to be applied to a Property

Reinvestment Application or a Debt Prepayment Application in order to avoid an Event of Default under the first sentence of this Section 10.3(e) but have not been so applied within 180 days after such Asset Disposition, the Company hereby irrevocably authorizes and instructs the Collateral Agent to apply such Net Proceeds on behalf of the Company to a Debt Prepayment Application on the 180/th/ day after such Asset Disposition.

         In the event that the Company or any of its Subsidiaries shall desire a release of the Liens in favor of the Collateral Agent insofar as they encumber the property that is the subject of an Asset Disposition permitted by this
Section 10.3(e), the Company shall deliver to the Collateral Agent (and shall simultaneously send copies to the holders of the Notes) an Officer's Certificate containing a request for release of such Liens and stating that such Asset Disposition and Lien release are permitted by the terms of this Agreement.

         (f) Sale or Discount of Receivables. Sell, discount (other than to the extent of finance and interest charges included therein) or otherwise sell for less than face value thereof, any of its notes or accounts receivable, except notes or accounts receivable the collection of which is doubtful in accordance with GAAP.

         (g) Transactions With Affiliates. Enter into or be a party to any transaction or arrangement, including without limitation, the purchase, sale or exchange of property of any kind or the rendering of any service, with any Affiliate, except in the ordinary course of business (other than Permitted Acquisitions that are structured in substantially the same manner as the IPC Acquisition) and pursuant to the reasonable requirements of such Person's business and upon fair and reasonable terms substantially as favorable to such Person as those which would be obtained in a comparable arms-length transaction with a non-Affiliate.

         (h) Prohibition Against Sale-Leaseback Transactions. Enter into any arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by the Company or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Company or any Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or rental obligations of the Company or any Subsidiary except for such transactions which, together with all other such transactions entered into by the Company and its Subsidiaries after the date hereof, involve real and personal property having a fair market value not exceeding $5,000,000 in the aggregate.

         Section 10.4. Changes in Accounting Principles; Fiscal Year. The Company will not and will not permit any Subsidiary to make any change in its principles or methods of accounting as currently in effect, except such changes as are permitted by GAAP, or change its fiscal year from its present fiscal year (fiscal year end of September 30).

         Section 10.5. Subsidiaries; Change of Business. The Company will not, and will not permit any Subsidiary to, create any Subsidiary, or manufacture any goods, render any services or otherwise enter into any business which is not substantially similar to that existing on the date of Closing.

         Section 10.6. Modification of Organizational Documents. The Company will not and will not permit any Subsidiary to amend, supplement, alter, restate, terminate or otherwise modify its certificate or articles of incorporation, bylaws, certificate of formation, limited liability company agreement or other organizational documents, as applicable, in any way which would in any manner adversely affect the rights of the holders of Notes or the Collateral Agent or the obligations or covenants of the Company and its Subsidiaries hereunder or under any of the other Note Documents. Without limitation of the foregoing, the Company will not and will not permit any Subsidiary to change its legal name or jurisdiction of incorporation or organization, as applicable, unless (a) such Person shall have given to the Collateral Agent not less than 60 days' prior written notice of its commencing to do so (or such prior notice as is otherwise acceptable to the Collateral Agent), clearly describing such new name or jurisdiction, as applicable, and such other information in connection therewith as the Collateral Agent may reasonably request and (b) with respect to such new name or jurisdiction, such Person shall have taken all reasonable action, reasonably satisfactory to the Collateral Agent, to maintain the security interest of the Collateral Agent in the Collateral at all times fully perfected and in full force and effect.

         Section 10.7. Conflicting Agreements. The Company will not and will not permit any of its Subsidiaries to enter into or permit to exist any agreement to which any such entity is a party or by which any such entity is bound (i) which would cause a Default or Event of Default hereunder or (ii) which contains any provision which would be violated or breached by the performance of the obligations of the Company and its Subsidiaries hereunder or under any of the other Note Documents.

         Section 10.8. Limitation on Certain Restrictive Agreements. The Company will not and will not permit any of its Subsidiaries to enter into or suffer to exist any contractual obligation, other than the Note Documents and the Bank Documents, which in any way restricts the ability of the Company or any of its Subsidiaries to (i) create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues (provided that any Capital Lease or instrument or agreement relating to purchase money indebtedness otherwise permitted hereunder may contain provisions prohibiting the creation or existence of Liens on the specific property or assets subject to such Capital Lease or in respect of which such purchase money indebtedness was incurred), (ii) make any prepayments or purchases of the Notes required under this Agreement, (iii) make any dividends or distributions, or any payments required under this Agreement or any other Note Document or (iv) transfer any of its property or assets to the Company or a Subsidiary.

         Section 10.9. Limitation on Issuance of Capital Stock by Subsidiaries. The Company will not permit any Subsidiary to issue any Capital Stock of such Subsidiary except to the Company or another Subsidiary.

         Section 10.10. Limitation on Sale of Capital Stock or Indebtedness of Subsidiaries. The Company will not and will not permit any Subsidiary to sell or otherwise dispose of, or part with control of, any Capital Stock or any Indebtedness of any Subsidiary except to the Company or another Subsidiary.

         Section 10.11. Financial Covenants and Collateral Provisions of Credit Agreement and other Restricted Agreements. The Company will not, and will not permit any of its Subsidiaries to enter into any indenture, agreement or other instrument under which the Company or its Subsidiaries could issue or permit to remain outstanding Indebtedness in an aggregate principal amount greater than $500,000 (a "Restricted Agreement"), or agree to any amendment, waiver, consent, modification, refunding, refinancing or replacement of the Bank Credit Agreement or any other Restricted Agreement, in either case with terms the effect of which is to (x) include a Financial Covenant which is not contained in this Agreement, (y) revise or alter any Financial Covenant contained therein the effect of which is to increase or expand the restriction on the Company or any Subsidiary, or (z) except for Liens permitted under the terms of this Agreement, grant collateral for the obligations of the Company or any Subsidiary thereunder, in each case unless the Company concurrently incorporates herein such additional, altered or revised Financial Covenant or grant of collateral (as the case may be). The incorporation of each such additional Financial Covenant, restriction or grant of collateral (as the case may be) is hereby deemed to occur automatically and concurrently by reason of the execution of this Agreement without any further action or the execution of any additional document by any of the parties to this Agreement, and each such covenant or restriction so incorporated shall include the same terms, conditions and limitations (temporal or otherwise) as the covenant or restriction contained in the Bank Credit Agreement or other applicable Restricted Agreement (in each case as such agreement is in effect on the date such incorporation occurs). Upon the request of the Required Holders, the Company will promptly execute and deliver at its expense (including, without limitation, the fees and expenses of counsel for the holders of the Notes) an amendment to this Agreement in form and substance satisfactory to the Required Holders evidencing the amendment of this Agreement to include such additional, altered or revised Financial Covenants, provided that the execution and delivery of such amendment shall not be a precondition to the effectiveness of such amendment as provided for in this
Section 10.2, but shall merely be for the convenience of the parties hereto. Without limiting the foregoing, neither the Company nor any Subsidiary nor any Affiliate, directly or indirectly, will offer any economic inducement (including without limitation any collateral) to any Bank Lender or to any other Person who is a party to any other Restricted Agreement for the purpose of inducing such Bank Lender or such other Person to enter into any waiver of any event of default under the Bank Credit Agreement or such other Restricted Agreement or event which with the lapse of time or the giving of notice, or both, would constitute such an event of default, unless the same such economic inducement has been concurrently offered on a pro-rata basis to all of the holders of the Notes and, if a waiver of the corresponding Default of Event of Default is made by Required Holders hereunder, such economic inducement has been paid on a pro-rata basis to all of the holders of the Notes (it being understood and agreed that the offering of such economic inducement to the holders of the Notes shall not be deemed or construed to obligate any such holder to enter into any waiver of any Default or Event of Default hereunder).

         Section 10.12. Limitations on Swaps. The Company will not and will not permit any Subsidiary to enter into any Swap other than Swaps entered into in the ordinary course of business with a term of less than 24 months if, after entering into such Swap, the difference between the aggregate amount of (i) Swaps of the Company and its Subsidiaries for the purchase of volumes of propane and (ii) Swaps of the Company and its Subsidiaries for the delivery of propane would exceed 5% of the gallons of propane delivered in the prior 12-month period; provided that for the purposes of determining compliance with the foregoing restrictions for any period after a Permitted Acquisition is consummated, the total gallons of propane delivered in the prior 12-month period shall be calculated after giving effect on a pro forma basis to any such Permitted Acquisition occurring during the period commencing on the first day of such 12-month period to and including the date of such transaction (as used in this Section 10.12, the

"Reference Period"), as if such Permitted Acquisition occurred on the first day of the Reference Period.

         Section 10.13. Limitation on Put Agreements. The Company will not and will not permit any Subsidiary to enter into any put agreement or similar agreement with any Person granting such Person put rights or similar arrangements with respect to the Capital Stock of the Company or any of its Subsidiaries.

SECTION 11. Events of Default.

         An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

             (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

             (b) the Company defaults in the payment of any interest on any Note for more than three days after the same becomes due and payable; or

             (c) the Company defaults in the performance of or compliance with any term contained in paragraph (e) of Section 7.1, any term contained in Sections 9.1, 9.5 or 9.6 through 9.10, or any term contained in Sections 10.1 through 10.13; or

             (d) IPCH Acquisition Corp, the MLP, the Company or any Subsidiary defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) or in any of the other Note Documents and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from the Collateral Agent or any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this clause (d) of this Section 11); or

             (e) any representation or warranty made in writing by or on behalf of IPCH Acquisition Corp, the MLP, the Company or any Subsidiary, or by any officer of IPCH Acquisition Corp, the MLP, the Company or any Subsidiary in this Agreement or any other Note Document or writing furnished in connection with the transactions contemplated hereby or thereby proves to have been false or incorrect in any material respect on the date as of which made; or

             (f) (i) IPCH Acquisition Corp, the MLP, the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $1,000,000 beyond any period of grace provided with respect thereto, or (ii) IPCH Acquisition Corp, the MLP, the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $1,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Company or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $1,000,000, or (y) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Indebtedness; or

             (g) IPCH Acquisition Corp, the MLP, the Company or any Subsidiary
         (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction,
         (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes limited liability company, corporate or partnership or other like action for the purpose of any of the foregoing; or

             (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by IPCH Acquisition Corp, the MLP, the Company or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of IPCH Acquisition Corp, the MLP, the Company or any Subsidiary, or any such petition shall be filed against IPCH Acquisition Corp, the MLP, the Company or any of its Subsidiaries and such petition shall not be dismissed within 60 days; or

             (i) a final judgment or judgments for the payment of money aggregating in excess of $1,000,000 are rendered against one or more of IPCH Acquisition Corp, the MLP, the Company or any Subsidiary and which judgments are not, within 30 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 30 days after the expiration of such stay; or

             (j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA Section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of Section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $1,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or

             (k) any material provision of the Limited Guaranty Agreement, the Parent Guaranty Agreement, any Subsidiary Guaranty Agreement or any guaranty agreement executed and delivered pursuant to Section 9.8 of this Agreement shall for any reason cease to be valid and binding on the applicable guarantor or any guarantor shall so assert in writing; or

             (l) any material provision of any Security Document shall for any reason cease to be valid and binding on IPCH Acquisition Corp, the MLP, the Company or any Subsidiary that is a party thereto, or the MLP, the Company or any Subsidiary shall so assert in writing, or any Security Document shall for any reason cease to create a valid, first perfected Lien in all or any portion of the Collateral purported to be covered thereby; or

             (m) any "Event of Default" shall have occurred and be continuing under any Note Document (including, without limitation the Parent Guaranty Agreement and each Security Document).

As used in Section 11(j), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 12. Remedies on Default, Etc.

         Section 12.1. Acceleration.

         (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

         (b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 33-1/3% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

         (c) If any Event of Default described in paragraph (a) or (b) of
Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

         Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for), and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

         Section 12.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, (a) the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise and (b) both the Collateral Agent and the holders of the Notes may exercise any rights or remedies in their respective capacities under the Security Documents in accordance with the provisions thereof.

         Section 12.3. Rescission. At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of not less than 66-2/3% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any guarantor or other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section
12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

         Section 12.4. No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement, any Note, any Security Document or the Intercreditor Agreement upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

         Section 12.5. Notice of Acceleration or Rescission. Whenever any Note shall be declared immediately due and payable pursuant to Section 12.1 or any such declaration shall be rescinded and annulled pursuant to Section 12.3, the Company shall forthwith give written notice thereof to the holder of each Note at the time outstanding.

SECTION 13. Registration; Exchange; Substitution of Notes.

         Section 13.1. Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

         Section 13.2. Transfer and Exchange of Notes. Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, of the same series and in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit A-1, Exhibit A-2 or Exhibit A-3, as the case may be. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000; provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

         Section 13.3. Replacement of Notes. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

             (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original purchaser or another holder of a Note with a minimum net worth of at least $25,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

             (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14. Payments on Notes.

         Section 14.1. Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of The Bank of New York in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

         Section 14.2. Home Office Payment. So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section
14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes of the same series pursuant to Section 13.2. The Company will afford the benefits of this Section
14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 14.2.

SECTION 15. Expenses, Etc.

         Section 15.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Notes, the Security Documents, the Intercreditor Agreement or any other Note Documents (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes, the Security Documents, the Intercreditor Agreement or any other Note Documents or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes, the Security Documents, the Intercreditor Agreement or any other Note Documents, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of IPCH Acquisition Corp, the MLP, the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby, by the Notes, any Security Document, the Intercreditor Agreement or any other Note Document, and (c) the fees and expenses of the Collateral Agent under and in respect of the Security Documents and the Intercreditor Agreement. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by you).

         Section 15.2. Survival. The obligations of the Company under this
Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Notes, any Security Document, the Intercreditor Agreement or any other Note Document, and the termination of this Agreement, the Security Documents, the Intercreditor Agreement and the other Note Documents.

SECTION 16. Survival of Representations and Warranties; Entire Agreement.

         All representations and warranties contained herein or in any of the Security Documents shall survive the execution and delivery of this Agreement, the Notes, the Security Documents, the Intercreditor Agreement and the other Note Documents, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of IPCH Acquisition Corp, the MLP, the Company or any Subsidiary Guarantor pursuant to this Agreement, any Security Document or any other Note Document shall be deemed representations and warranties of IPCH Acquisition Corp, the MLP, the Company and such Subsidiary Guarantor under this Agreement. Subject to the preceding sentence, this Agreement, the Notes, the Security Documents, the Intercreditor Agreement and the other Note Documents embody the entire agreement and understanding between you and

IPCH Acquisition Corp, the MLP, the Company, the Subsidiary Guarantors, and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17. Amendment and Waiver.

         Section 17.1. Requirements. This Agreement, the Notes and the other Note Documents may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that
(a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or
(iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20, and (c) the Security Documents and the Intercreditor Agreement may be amended in accordance with the terms thereof.

         Section 17.2. Solicitation of Holders of Notes.

         (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

         (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof or of any Security Document, the Intercreditor Agreement or any Note Document unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

         Section 17.3. Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this

Agreement" and references thereto shall mean this Agreement as it may from time to time be amended, restated, supplemented or otherwise modified.

         Section 17.4. Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, the Notes, any Security Document, the Intercreditor Agreement or any other Note Document, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 18. Notices.

         All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

             (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

             (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

             (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the President, or at such other address as the Company shall have specified to the holder of each
         Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

SECTION 19. Reproduction of Documents.

         This Agreement, the Security Documents, the Intercreditor Agreement, the other Note Documents and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20. Confidential Information.

         For the purposes of this Section 20, "Confidential Information" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to you under
Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you; provided that you may deliver or disclose Confidential Information to (i) your directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this
Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section
20), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over you, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

SECTION 21. Substitution of Purchaser.

         You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section
21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

SECTION 22. Miscellaneous.

         Section 22.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

         Section 22.2. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

         Section 22.3. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 22.4. Construction; GAAP. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

         Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made by the Company for the purposes of this Agreement, the same shall be done by the

Company in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

         Section 22.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

         Section 22.6. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

         Section 22.7. Submission to Jurisdiction; Waiver of Jury Trial.

         (a) The Company hereby irrevocably submits and consents to the jurisdiction of the federal court located within the County of New York, State of New York (or if such court lacks jurisdiction, the State courts located therein), and irrevocably agrees that all actions or proceedings relating to this Agreement and the Notes may be litigated in such courts, and the Company waives any objection which it may have based on improper venue or forum non conveniens to the conduct of any proceeding in any such court and waives personal service of any and all process upon it, and consents that all such service of process be made by delivery to it at the address of such Person set forth in Section 18 above or to its agent referred to below at such agent's address set forth below (with a courtesy copy to the Company at the address set forth in Section 18) and that service so made shall be deemed to be completed upon actual receipt. The Company hereby irrevocably appoints on Corporation Service Company, located at 80 State Street, Albany, NY 12207, as its agent for the purpose of accepting service of any process within the State of New York. Nothing contained in this section shall affect the right of any holder of Notes to serve legal process in any other manner permitted by law or to bring any action or proceeding in the courts of any jurisdiction against the Company or to enforce a judgment obtained in the courts of any other jurisdiction.

         (b) THE PARTIES HERETO WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THEM ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT AND THE NOTES, ANY FINANCING AGREEMENT, ANY LOAN PARTY DOCUMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO. THE PARTIES HERETO HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY OF THEM MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS

AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                               *   *   *   *   *

         If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                     Very truly yours,

                                     Inergy Propane, LLC



                                     By ________________________________________
                                           John J. Sherman
                                           President and Chief Executive Officer

Accepted as of June ___, 2002.


                                     THE CANADA LIFE ASSURANCE COMPANY


                                     By
                                        ----------------------------------------
                                           Name:
                                           Title:

Accepted as of June ___, 2002



                                    JOHN HANCOCK LIFE INSURANCE COMPANY


                                    By
                                       ----------------------------------------
                                          Name:
                                          Title:


                                    INVESTORS PARTNER LIFE INSURANCE COMPANY


                                    By
                                       ----------------------------------------
                                          Name:
                                          Title:


                                    JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY


                                    By
                                        ---------------------------------------
                                          Name:
                                          Title:


                                    JOHN HANCOCK INSURANCE COMPANY OF VERMONT


                                    By
                                         --------------------------------------
                                          Name:
                                          Title:

Accepted as of June ___, 2002.

                                     THE PRUDENTIAL INSURANCE COMPANY OF AMERICA


                                     By
                                        ----------------------------------------
                                           Name:
                                           Title:

                      Information Relating to Purchasers

                                                                                  Aggregate
                                                                               Principal Amount         Note Denomination(s)
                                                                                                        --------------------
                                                                                   of Notes
                                                                                   --------
          THE PRUDENTIAL INSURANCE                                            $50,000,000.00                $20,550,000.00
          COMPANY OF AMERICA                                                                               (Series A Notes)

(1)       All payments on account of Notes held by such purchaser                                           $14,725,000.00
          shall be made by wire transfer of immediately available                                          (Series B Notes)
          funds for credit to:

          Account No. 890-0304-391                                                                          $14,725,000.00
                                                                                                           (Series C Notes)
          The Bank of New York
          New York, New York
          (ABA No.: 021-000-018)

          Each such wire transfer shall set forth the name of the Company, a reference to:

          (a) "8.85% Senior Secured Notes, Series A, due June 7,
          2007, Security No. !INV 7933!, PPN 45661#AA9" in the case of payments on account of the Series A Notes;

          (b) "9.10% Senior Secured Notes, Series B, due June 6,
          2008, Security No. !INV 7934!, PPN 45661#AB7" in the case of payments on account of the Series B Notes; and

          (c) "9.34% Senior Secured Notes, Series C, due June 5,
          2009, Security No. !INV 7936!, PPN 45661#AC5" in the case of payments on account of the Series C Notes,

          and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2)       Address for all notices relating to payments:

          The Prudential Insurance Company of America
          c/o Investment Operations Group
          Gateway Center Two, 10/th/ Floor
          100 Mulberry Street
          Newark, New Jersey 07102-4077

          Attention:  Manager

(3)       Address for all other communications and notices:

          The Prudential Insurance Company of America
          c/o Prudential Capital Group
          2200 Ross Avenue, Suite 4200E
          Dallas, TX 75201

          Attention:  Managing Director

                                  Schedule A
                         (to Note Purchase Agreement)

                                                                                  Aggregate
                                                                               Principal Amount         Note Denomination(s)
                                                                                                        --------------------
                                                                                   of Notes
                                                                                   --------
(4)       Recipient of telephonic prepayment notices:

          Manager, Trade Management Group
          Telephone:      (973) 367-3141
          Facsimile:      (973) 802-4925

(5)       Tax Identification No.:  22-1211670

                                  Schedule A
                         (to Note Purchase Agreement)

                                                                                   Aggregate
                                                                               Principal Amount      Note Denomination(s)
                                                                                                     --------------------
                                                                                   of Notes
                                                                                   --------
          THE CANADA LIFE ASSURANCE COMPANY                                  $10,000,000.00             $4,150,000.00
                                                                                                       (Series A Notes)

                                                                                                        $2,925,000.00
                                                                                                       (Series B Notes)

                                                                                                        $2,925,000.00
                                                                                                       (Series C Notes)
(1)       Domestic Physical Delivery:

          (a)  By Messenger (sent within the State of New York):
               -------------------------------------------------
          Chase Manhattan Bank
          4 New York Plaza
          Ground Floor Window
          New York, NY 10004-2477
          Reference:  The Canada Life Assurance Company
                      Trust Account Number G52708

          (b)  By Courier (sent from outside the State of New York):
               -----------------------------------------------------
          Chase Manhattan Bank
          4 New York Plaza - 1/st/ Floor
          New York, NY 10004-2477
          Attention:  Mike Jones - Outsourcing Dept.
                      (212) 623-1023
          Reference:  The Canada Life Assurance Company
                      Trust Account Number:  G52708

(2) All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

          Chase Manhattan Bank
          ABA 021-000-021
          A/c #900-9-000200
          Trust Account No. G52708

          Reference: CUSIP, Name of Issuer & description, and
          Principal and Interest payment

          For Call or Maturity Payment:

          Chase Manhattan Bank
          ABA 021-000-021
          A/C #900-9-000192
          Trust Account G52708
          Reference: CUSIP, Name of Issuer & description, and call or maturity date

(3)       Tax ID#  38-0397420

                                  Schedule A
                         (to Note Purchase Agreement)

(4) Please send notices of payment and written confirmations of wire transfers to:

          Chase Manhattan Bank
          North American Insurance
          3 Chase MetroTech Centre-6/th/ Floor
          Brooklyn, N.Y. 11245
          Attn:  Doll Balbadar

          Copy to:

          The Canada Life Assurance Company
          330 University Avenue, SP-12
          Securities Accounting
          Toronto, ON M5G 1R8

(5)       Please send financial statements & correspondence to:

          Canada Life Assurance Company
          330 University Ave. (SP-11)
          Toronto, ON M5G 1R8
          Attn: Paul English, US Investments Division

                                  Schedule A
                         (to Note Purchase Agreement)

                                                                                   Aggregate
                                                                               Principal Amount      Note Denomination(s)
                                                                                                     --------------------
                                                                                   of Notes
                                                                                   --------
          JOHN HANCOCK LIFE INSURANCE COMPANY                                 $21,750,000.00               $7,300,000.00
                                                                                                          (Series A Notes)
                                                                                                           $5,600,000.00
                                                                                                           $1,750,000.00
                                                                                                          (Series B Notes)

                                                                                                           $6,350,000.00
                                                                                                            $750,000.00
                                                                                                          (Series C Notes)
(1)       All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

          Fleet Boston
          ABA No. 011000390
          Boston, Massachusetts 02110
          Account  of:  John Hancock Life Insurance Co. Private
          Placement Collection Account
          Account No. 541-55417
          On Order of: Name of Issuer and CUSIP/PPN, Full name, interest rate and maturity date of Notes or other obligations

(2)       Registered Name of Securities:

          John Hancock Life Insurance Company

(3)       Tax Identification Number: 04-1414660

(4) Notices: All notices shall be sent via fax and mail according to the instructions below:

          (a)  Scheduled Payments, Unscheduled Prepayments and
          Notice of Maturity:

          John Hancock Life Insurance Company
          200 Clarendon Street
          Boston, MA 02117
          Attn:  Investment Accounting Division, B-3
          Fax:  (617) 572-0628

          Include:
          1. full name, interest rate and maturity date of the Notes or other obligations;
          2. allocation of payment between principal and interest and any special payment;
          3. name and address of Bank (or Trustee) from which the wire transfer was sent

                                  Schedule A
                         (to Note Purchase Agreement)

                                                                                   Aggregate
                                                                               Principal Amount      Note Denomination(s)
                                                                                                     --------------------
                                                                                   of Notes
                                                                                   --------
          (b) Financial Statements and Certificates of Compliance
          with financial covenants :

          John Hancock Life Insurance Company
          200 Clarendon Street
          Boston, MA 02117
          Attn:  Bond and Corporate Finance Group, T-57
          Fax:  (617) 572-1605

          (c) Change in Issuer's Name, address or principal place of business;
          Change in location of collateral; Copy of legal opinions:

          John Hancock Life Insurance Company
          200 Clarendon Street
          Boston, MA 02117
          Attn:  Investment Law Division, T-30
          Fax:  (617) 572-9269

          (d) Delivery of Securities; All securities are to be sent for receipt the day after the closing to:

          John Hancock Life Insurance Company
          200 Clarendon St., T-30
          Boston, MA 02117
          Attn:  Christine M. Miller

                                  Schedule A
                         (to Note Purchase Agreement)

                                                                                   Aggregate
                                                                               Principal Amount      Note Denomination(s)
                                                                                                     --------------------
                                                                                   of Notes
                                                                                   --------
          INVESTORS PARTNER LIFE INSURANCE                                       $250,000.00               $250,000.00
          COMPANY (F/K/A JOHN HANCOCK                                                                     (Series A Note)
          LIFE INSURANCE COMPANY OF AMERICA)

(1) All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

          Fleet Boston
          ABA No. 011000390
          Boston, Massachusetts 02110
          Account of John Hancock Life Insurance Co. Private
          Placement Collection Acct.
          Account Number:  541-55417
          On Order of: Name of Issuer and CUSIP/PPN, Full name, interest rate and maturity date of Notes or other obligations

(2)       Registered Name of Securities:
          Investors Partner Life Insurance Company

(3)       Tax Identification Number: 13-3072894

(4) Notices: All notices shall be sent via fax and mail according to the instructions below:

          (a) Scheduled Payments; Unscheduled Prepayments; Notice of Maturity:

          Investors Partner Life Insurance Company
          200 Clarendon St.
          Boston, MA 02117
          Attn:  Investment Accounting Division, B-3
          Fax:  (617) 572-0628

          Include:

          1. full name, interest rate and maturity date of the Notes or other obligations;
          2. allocation of payment between principal and interest and any special payment;
          3. name and address of Bank ( or Trustee) from which the wire transfer was sent

                                  Schedule A
                         (to Note Purchase Agreement)

          (b) Financial Statements; Certificates of Compliance with financial covenants:

          John Hancock Life Insurance Company
          200 Clarendon Street
          Boston, MA 02117
          Attn:  Bond and Corporate Finance Group, T-57
          Fax (617) 572-1605

          (c) Change in Issuer's name, address or principal place of business; Change in location of collateral; Copy of legal opinions

          John Hancock Life Insurance Company
          200 Clarendon Street
          Boston, MA 02117
          Attn:  Investment Law Division, T-30
          Fax (617) 572-9269

          (d) Delivery of Securities: All securities are to be sent for receipt the day after the closing to:

          John Hancock Life Insurance Company
          200 Clarendon Street, T-30
          Boston, MA 02117
          Attn:  Christine M. Miller

                                  Schedule A
                         (to Note Purchase Agreement)

                                                                                   Aggregate
                                                                               Principal Amount      Note Denomination(s)
                                                                                                     --------------------
                                                                                   of Notes
                                                                                   --------
          JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY                           $2,500,000.00           $2,250,000.00
                                                                                                        (Series A Notes)
                                                                                                         $250,000.00
                                                                                                        (Series C Notes)
(1)       All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

          Fleet Boston
          ABA No. 011000390
          Boston, Massachusetts 02110
          Account of: John Hancock Life Insurance Co. Private
          Placement Collection Acct.
          Account Number:  541-55417
          On Order of: Name of Issuer and CUSIP/PPN, Full name, interest rate and maturity date of Notes or other obligations

(2)       Registered Name of Securities:
          John Hancock Variable Life Insurance Company

(3)       Tax Identification No.: 04-2664016

(4) Notices: All notices shall be sent via fax and mail according to the instructions below:

          (a) Scheduled Payments; Unscheduled Prepayments; Notice of Maturity:

          John Hancock Variable Life Insurance Company
          200 Clarendon St.
          Boston, MA 02117
          Attn:  Investment Accounting Division, B-3
          Fax:  (617) 572-0628

          Include:

          1. full name, interest rate and maturity date of the Notes or other obligations;
          2. allocation of payment between principal and interest and any special payment;
          3. name and address of Bank ( or Trustee) from which the wire transfer was sent

                                  Schedule A
                         (to Note Purchase Agreement)

          (b) Financial Statements; Certificates of Compliance with financial covenants:

          John Hancock Life Insurance Company
          200 Clarendon Street
          Boston, MA 02117
          Attn:  Bond and Corporate Finance Group, T-57
          Fax (617) 572-1605

          (c) Change in Issuer's name, address or principal place of business; Change in location of collateral; Copy of legal opinions

          John Hancock Life Insurance Company
          200 Clarendon Street
          Boston, MA 02117
          Attn:  Investment Law Division, T-30
          Fax (617) 572-9269

          d) Delivery of Securities: All securities are to be sent for receipt the day after the closing to:

          John Hancock Life Insurance Company
          200 Clarendon Street, T-30
          Boston, MA 02117
          Attn: Christine M. Miller

                                  Schedule A
                         (to Note Purchase Agreement)

                                                                                       Aggregate
                                                                                   Principal Amount       Note Denomination(s)
                                                                                                          --------------------
                                                                                       of Notes
                                                                                       --------
          JOHN HANCOCK INSURANCE COMPANY OF VERMONT                                    $500,000                 $500,000
                                                                                                             (Series A Notes)
(1)       All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

          Deutsche Bank Trust Company Americas
          New York, NY
          ABA No. 021001033
          Account No.  50270500
          Account of:  John Hancock Insurance Company of Vermont
          On Order of:  Name of Issuer and CUSIP/PPN, Full name,
          interest rate and maturity date of Notes or other
          obligations

(2)       Registered Name of Securities:
          John Hancock Insurance Company of Vermont

(3)       Tax Identification No.: 03-0367897

(4) Notices: All notices shall be sent via fax and mail according to the instructions below:

          (a) Scheduled Payments; Unscheduled Prepayments; Notice of Maturity:

          John Hancock Insurance Company of Vermont
          c/o John Hancock Life Insurance Company
          200 Clarendon St.
          Boston, MA 02117
          Attn:  Investment Accounting Division, B-3
          Fax:  (617) 572-0628

          Include:

          1. full name, interest rate and maturity date of the Notes or other obligations;
          2. allocation of payment between principal and interest and any special payment;
          3. name and address of Bank ( or Trustee) from which the wire transfer was sent

                                  Schedule A
                         (to Note Purchase Agreement)

          (b) Financial Statements; Certificates of Compliance with financial covenants:

          John Hancock Insurance Company of Vermont
          c/o John Hancock Life Insurance Company
          200 Clarendon Street
          Boston, MA 02117
          Attn:  Bond and Corporate Finance Group, T-57
          Fax (617) 572-1605

          (c) Change in Issuer's name, address or principal place of business; Change in location of collateral; Copy of legal opinions

          John Hancock Insurance Company of Vermont
          c/o John Hancock Life Insurance Company
          200 Clarendon Street
          Boston, MA 02117
          Attn: Investment Law Division, T-30
          Fax (617) 572-9269

          d) Delivery of Securities: All securities are to be sent for receipt the day after the closing to:

          John Hancock Insurance Company of Vermont
          c/o John Hancock Life Insurance Company
          200 Clarendon Street, T-30
          Boston, MA 02117
          Attn:  Christine M. Miller

                                  Schedule A
                         (to Note Purchase Agreement)

                                 Defined Terms

         As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

         "Affiliate" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any Person of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

         "Asset Disposition" means, with respect to the Company or any Subsidiary, any one or more transactions in which such Person sells, conveys, transfers or leases (as lessor) or parts with control of (any of the foregoing, for purposes of this definition, a "transfer"), directly or indirectly, any of its property or assets, including, without limitation, any Indebtedness of any Subsidiary or capital stock of or other equity interests in any Subsidiary (including the issuance of such stock or other equity interests by such Subsidiary), other than transfers of cash or cash equivalents, sales of inventory in the ordinary course of business, sales of obsolete equipment, the sale or discount of accounts receivable or notes permitted by Section 10.3(f) and transfers resulting from any casualty or condemnation of property or assets, intercompany sales or transfers of assets among Subsidiaries and/or the Company made in the ordinary course of business.

         "Available Cash" means for any period and without duplication: (a) the sum of: (i) all cash and cash equivalents of the Company and its Subsidiaries on hand at the end of such period; and (ii) all additional cash and cash equivalents of the Company and its Subsidiaries on hand on the date of determination of Available Cash for such period resulting from Working Capital Loans (as defined in the Bank Credit Agreement) made after the end of such period; less (b) the amount of any cash reserves that is necessary or appropriate in the reasonable discretion of the Company to: (i) provide for the proper conduct of the business of the Company and its Subsidiaries (including reserves for future capital expenditures and for future capital expenditures and for future credit needs of the Company and its Subsidiaries) after such period; and (ii) comply with applicable law or any debt instrument or other agreement obligation to which the Company or any of its Subsidiaries is a party or its assets are subject; provided that disbursements made by the Company or any of its Subsidiaries of cash reserves established, increased or reduced after the end of such period but on or before the date of determination of Available Cash for such period shall be deemed to have been made, established, increased or reduced, for purposes of determining Available Cash, within such period if the board of directors of the Company so determines.


                                  Schedule B
                         (to Note Purchase Agreement)

         "Bank Credit Agreement" means that certain Fourth Amended and Restated Credit Agreement dated as of December 20, 2001 by and among the Company, the Lenders referred to therein, Wachovia Bank, National Association (f/k/a First Union National Bank), as administrative agent, Bank of Oklahoma, N.A., as documentation agent, and Fleet National Bank, as syndication agent, as the same may be amended, modified, supplemented, extended, renewed, refinanced or replaced from time to time (including, without limitation, any increases in the principal amount outstanding, commitments or availability thereunder).

         "Bank Documents" means the Bank Credit Agreement, the Security Documents, the guaranty agreement or guaranty agreements executed by IPCH Acquisition Corp, the MLP, the Company and its Subsidiaries in respect of the obligations of the Company under the Bank Credit Agreement, and all other "Credit Documents" as defined in the Bank Credit Agreement.

         "Bank Lenders" means any lender from time to time party to the Bank Credit Agreement.

         "Business Day" means (a) for the purposes of Section 8.7 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in Kansas City, Missouri or New York, New York, are required or authorized to be closed.

         "Capital Lease" means, at any time and without duplication, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

         "Capital Stock" means, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred interest, any limited or general partnership interest and any limited liability company membership interest.

         "Closing" is defined in Section 3.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

         "Collateral" means all personal and real property with respect to which a Lien is granted pursuant to the Security Documents or any other Note Document or which secures the payment, performance or observance of the obligations of IPCH Acquisition Corp, the MLP, the Company or any Subsidiary under this Agreement and the other Note Documents.

         "Collateral Agent" means First Union National Bank, in its capacity as collateral agent for the Secured Parties pursuant to the Intercreditor Agreement, together with its successors and assigns in such capacity.

         "Committed Revolving Facility" means a committed revolving credit facility (a) with aggregate commitments thereunder of not less than $35,000,000,
(b) under which the Company has the ability to satisfy all conditions precedent to its ability to obtain advances thereunder (but

                                  Schedule B
                         (to Note Purchase Agreement)
subject to (i) customary conditions to borrowings, (ii) customary clean-down provisions, and (iii) customary borrowing base requirements, if any), and (c) the remaining commitment period with respect thereto is at least 12 months.

          "Company" means Inergy Propane, LLC, a Delaware limited liability company.

          "Confidential Information" is defined in Section 20.

          "Consolidated Net Income" for any period means, without duplication, the net income (or loss) of the Company and its Subsidiaries for such period, as determined in accordance with GAAP, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated between the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP.

          "Consolidated Tangible Assets" means the consolidated or combined total assets of the Company and its Subsidiaries less, without duplication, (a) intangible assets including, without limitation, goodwill, research and development costs, trademarks, trade names, patents, franchises, copyrights, licenses, experimental or organizational expense, unamortized debt discount and expense carried as an asset, all reserves and any write-up in the book value of assets made after the closing date, net of accumulated amortization and (b) all reserves for depreciation and other asset valuation reserves (but excluding reserves for federal, state and other income taxes).

          "Consolidated Total Interest Expense" means, with respect to any period, the sum (without duplication) of the following (in each case, eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP): (a) all interest in respect of Indebtedness of the Company and its Subsidiaries excluding amortization of up-front fees paid in connection with the Notes accrued during such period (whether or not actually paid during such period), plus (b) the net amount payable by the Company and its Subsidiaries (or minus the net amount receivable) under Hedging Agreements accrued during such period (whether or not actually paid or received during such period); provided that for the purposes of determining Consolidated Total Interest Expense for any period during which any Permitted Acquisition is consummated, Consolidated Total Interest Expense shall be calculated after giving effect on a pro forma basis, to any such Permitted Acquisition occurring during the period commencing on the first day of such period to and including the date of such transaction, as if such Permitted Acquisition occurred on the first day of such period (including any interest expense of any Target giving effect to any refinancing, repayment or incurrence of Indebtedness in connection with such acquisition).

          "Debt Prepayment Application" means, with respect to any Asset Disposition, the application by the Company or its Subsidiaries of cash to prepay Senior Secured Indebtedness; provided that, in the course of making such application the Company shall offer to prepay each outstanding Note in accordance with Section 8.3 in a principal amount which, when added to the Make-Whole Amount applicable thereto, equals the Ratable Portion for such Note. If any holder of a Note rejects such offer of prepayment, the Ratable Portion for such Note shall be reallocated

                                  Schedule B
                         (to Note Purchase Agreement)
ratably among those Notes the holders of which have accepted the Company's offer of prepayment.

         "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

         "Default Rate" means, for any series of the Notes, the lesser of (a) the maximum rate permitted by applicable law and (b) the greater of (i) 2.00% over the rate on such series of Notes prior to the Event of Default and (ii) 2.00% over the rate of interest publicly announced from time to time by The Bank of New York in New York, New York as its "base" or "prime" rate.

         "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

         "EBITDA" means, for the Company and its Subsidiaries for any period, an amount equal to: (a) Consolidated Net Income, plus (b) to the extent deducted in the determination of Consolidated Net Income, (i) Consolidated Total Interest Expense, (ii) all provisions for federal, state and other income taxes (iii) depreciation and amortization, plus or minus, as the case may be (c) gains or losses from the sale of assets in the ordinary course of business and (d) extraordinary non-cash gains or losses for such period; provided that for the purposes of determining EBITDA for any period during which any Permitted Acquisition is consummated, EBITDA shall be calculated after giving effect on a pro forma basis and to any such Permitted Acquisition occurring during the period commencing on the first day of such period to and including the date of such transaction (the "Reference Period"), as if such Permitted Acquisition occurred on the first day of the Reference Period; provided, however, that EBITDA generated by an acquired business or asset shall be determined by the actual gross profit (revenues minus cost of goods sold) of such acquired business or asset during the immediately preceding four full fiscal quarters in the Reference Period minus the pro forma expenses that would have been incurred by the Company and its Subsidiaries in the operation of such acquired business or asset during such period computed on the basis of personnel expenses for employees retained or to be retained by the Company and its Subsidiaries in the operation of such acquired business or asset and non-personnel costs and expenses incurred by the Company and its Subsidiaries in the operation of the Company's business at similarly situated facilities of the Company or any of its Subsidiaries (as determined in good faith by the Board of Directors of the Company based on reasonable assumptions).

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under Section 414 of the Code.

                                  Schedule B
                         (to Note Purchase Agreement)

         "Event of Default" is defined in Section 11.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Fair Market Value" means, at any time and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

         "Financial Covenant" means, with respect to any agreement or instrument representing or governing Indebtedness, any covenant (whether expressed as a covenant or an event of default) contained therein expressed in terms of (a) a minimum or maximum amount in or derived from any Company's or any Subsidiary's financial statements, (b) a minimum or maximum ratio between any such amounts described in clause (a) above or (c) any other financial or finance related test as the same may relate to the assets, liabilities, revenues or expenses of the Company or any Subsidiary of the Company; provided that the above shall not include a negative pledge covenant.

         "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

         "Governmental Authority" means

                  (a)   the government of

                        (i) the United States of America or any State or other political subdivision thereof, or

                        (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

                  (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

         "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

                  (a) to purchase such indebtedness or obligation or any property constituting security therefor;

                  (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

                                  Schedule B
                         (to Note Purchase Agreement)

                  (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

                  (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

         In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

         "Hazardous Materials" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

         "Hedging Agreement" means any agreement with respect to an interest rate swap, collar, cap, floor or a forward rate agreement or other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of the Company, and any confirming letter executed pursuant to such hedging agreement, all as amended, restated or otherwise modified.

         "holder" means, with respect to any Note, the Person in whose name such
Note is registered in the register maintained by the Company pursuant to Section 13.1.

         "Indebtedness" means, with respect to any Person (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind (including repurchase obligations, but not including customer deposits),
(b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments or letters of credit in support of bonds, notes, debentures or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under any conditional sale or other title retention agreement relating to property purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (including, without duplication, obligations under a non-compete or similar agreement) to the extent such obligations are reportable under GAAP, (f) all obligations of such Person as lessee under Capital Leases of such Person or leases of such Person for which such Person retains tax ownership of the property subject to a lease, (g) all obligations of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property or assets owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (h) all Guaranties of such Person, (i) all obligations of such Person with respect to Hedging Agreements or foreign currency exchange agreements (valued at the termination value thereof computed in accordance with a method approved by the International Swap Dealers Association and agreed to by such Person in the applicable swap agreement, if any), (j) all obligations of such Person as an account party in respect of letters of credit (1) securing Debt

                                  Schedule B
                         (to Note Purchase Agreement)

(other than letters of credit obtained in the ordinary course of business and consistent with past practices) or (2) obtained for any purpose not in the ordinary course of business or not consistent with past practices, (k) all obligations of such Person in respect of bankers' acceptances and (1) all current liability in respect of unfunded vested benefits under a Plan; provided that accrued expenses and accounts payable incurred in the ordinary course of business shall not constitute Indebtedness.

         "Inergy GP" means Inergy GP, LLC, a Delaware limited liability company.

         "Inergy Holdings" means Inergy Holdings, LLC, a Delaware limited liability company.

         "Inergy Sales" means Inergy Sales & Service, Inc., a Delaware corporation.

         "Inergy Transportation" means Inergy Transportation, LLC, a Delaware limited liability company.

         "Institutional Investor" means (a) any original purchaser of a Note,
(b) any holder of a Note holding more than 5% of the aggregate principal amount of any series of Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

         "Intercreditor Agreement" means the Intercreditor and Collateral Agency Agreement, dated as of the date hereof, by and among you and the other Secured Creditors listed therein and the Collateral Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

         "IPC Acquisition" means the acquisition by the Company of all of the outstanding Capital Stock of Independent Propane Company pursuant to the series of transactions described in Schedule 1.01C of the Bank Credit Agreement, as in effect on the date hereof.

         "IPCH Acquisition Corp" means IPCH Acquisition Corp., a Delaware corporation.

         "L&L Transportation" means L&L Transportation, LLC, a Delaware limited liability company.

         "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of any Capital Stock, stockholder agreement, voting trust agreements and all similar arrangements).

         "Limited Guaranty Agreement" is defined in Section 4.5.

         "Make-Whole Amount" is defined in Section 8.7.

                                  Schedule B
                         (to Note Purchase Agreement)

         "Material" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

         "Material Adverse Effect" means a material adverse effect on (a) the business, operations, prospects, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of IPCH Acquisition Corp., the MLP, the Company or any Subsidiary to perform its obligations under any Note Document, or (c) the validity or enforceability of this Agreement, the Notes, the Limited Guaranty, the Parent Guaranty Agreement, any Subsidiary Guaranty Agreement, any of the Security Documents or any other Note Document.

         "Memorandum" is defined in Section 5.3.

         "MLP" means Inergy, L.P., a Delaware limited partnership.

         "Mortgages"" means the Mortgages referred to in the Bank Credit Agreement, as amended on the date hereof, and all Mortgages hereafter executed and delivered pursuant to Section 9.8 hereof, as each may be amended, supplemented or otherwise modified from time to time.

         "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA).

         "Net Proceeds" means, with respect to any Asset Disposition, the excess, if any, of (a) the aggregate amount received by the Company or any Subsidiary in cash (including any cash received by way of deferred payment pursuant to a note receivable, other non-cash consideration or otherwise, but only as and when such cash is so received) in connection with such Asset Disposition over (b) the sum of (i) the principal amount of and premium, if any, on any Indebtedness that is secured by the asset or assets that are the subject of the Asset Disposition (other than Indebtedness assumed by the purchaser of such asset or assets) and that is required to be, and is, repaid in connection with such Asset Disposition, other than the Notes and other Senior Secured Indebtedness, (ii) the out-of-pocket expenses incurred by the Company or any Subsidiary in connection with such Asset Disposition, and (iii) all taxes payable by the Company and its Subsidiaries in connection with such Asset Disposition, including without limitation the additional income taxes incurred by the Company and its Subsidiaries as a result of such Asset Disposition, in each case as reasonably determined by the Company and set forth in the Officer's Certificate delivered in connection with each set of financial statements delivered pursuant to clause (a) or (b) of Section 7.1.

         "New Inergy Propane" means New Inergy Propane, LLC, a Delaware limited liability company.

         "Notes" is defined in Section 1.

         "Note Documents" means this Agreement, the Notes, the Limited Guaranty Agreement, the Parent Guaranty Agreement, each Subsidiary Guaranty Agreement, the Intercreditor Agreement, the Security Documents, and all other instruments, certificates, documents and other writings now or hereafter executed and delivered by IPCH Acquisition Corp, the MLP, the

                                  Schedule B
                         (to Note Purchase Agreement)

Company, any Subsidiary or any other Person pursuant to or in connection with any of the foregoing or any of the transactions contemplated thereby, and any and all amendments, supplements and other modifications to any of the foregoing.

         "Officer" or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

         "Parent Guaranty Agreement" is defined in Section 4.5.

         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

         "Permitted Acquisition" means an acquisition (or series of related acquisitions) by the Company or any Subsidiary Guarantor of all or any part of the assets of another Person (such assets being referred to herein as the "Target Assets") or of at least 51% of the Voting Stock of another Person (such Person, together with any and all Subsidiaries of such Person, being referred to herein as the "Target") in each case made in compliance with all of the following terms and conditions:

               (a) the Target is an entity Person organized and existing under the laws of, or the Target Assets are located in, the United States of America, any State thereof or the District of Columbia;

               (b) the Target is in, or the Target Assets are employed in, the same line of business as the Company ;

               (c) in the case of an acquisition by merger, the Target is merged with and into the Company or a Subsidiary of the Company, with the Company or a Subsidiary of the Company, as the case may be, being the surviving entity;

               (d) no Default or Event of Default exists at the time of the acquisition or would result therefrom; and

               (e) the Company shall have paid all reasonable costs and expenses incurred by the Collateral Agent, the holders of the Notes and their respective counsel in connection with such acquisition, including, without limitation, all such costs and expenses incurred to satisfy the conditions set forth in Section 9.8.

         "Permitted Additional Private Placement Debt" means privately-placed Indebtedness of the Company issued subsequent to the date hereof having the following terms and conditions: (i) no Default or Event of Default shall have occurred and be continuing on the date of the incurrence of such Indebtedness or exist immediately after the incurrence thereof; (ii) such Indebtedness may not be secured by any assets (real or personal) of any Person not securing the Indebtedness and other obligations under the Note Documents and Bank Documents on a pari passu basis; (iii) all purchasers and other holders from time to time of such Indebtedness shall be parties to the Intercreditor Agreement, as amended to provide for such additional Indebtedness pursuant to an amendment in form and substance satisfactory to the Required Holders; (iv) such Indebtedness may not be guaranteed by any Person other than Persons that are parties to either

                                  Schedule B
                         (to Note Purchase Agreement)
the Limited Guaranty Agreement, the Parent Guaranty Agreement, a Subsidiary Guaranty Agreement (or a Guarantor Supplement with respect thereto) or a guaranty agreement in form and substance satisfactory to the Required Holders;
(v) such Indebtedness shall have a maturity date after the maturity date of the Series A Notes; and (vi) the documents, instruments and other agreements pursuant to which such Indebtedness is issued may not contain (x) any provisions limiting amendments to, or consents, waivers or other modifications with respect to this Agreement or any other Note Documents, (y) any covenants, defaults or events of default more restrictive than those contained in this Agreement or the other Note Documents, or (z) any provisions that conflict with or violate the covenants, Defaults or Events of Default contained in this Agreement or the other Note Documents.

         "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

         "Plan" means an "employee benefit plan" (as defined in Section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

         "Pledge Agreements" means the Pledge Agreements referred to in the Bank Credit Agreement, as amended on the date hereof, and all Pledge Agreements hereafter executed and delivered pursuant to Section 9.8 hereof, as each may be amended, supplemented or otherwise modified from time to time.

         "property" or "properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

         "Property Reinvestment Application" means, with respect to any Asset Disposition, the application of all or a portion of the Net Proceeds thereof to the acquisition by the Company or any Subsidiary of assets useful and intended to be used in the operation of the business of the Company and its Subsidiaries and having a Fair Market Value no less than the amount of such Net Proceeds so applied.

         "QPAM Exemption" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

         "Ratable Portion" means, with respect to any Note, the amount equal to the product of (a) the Net Proceeds of any applicable Asset Disposition being offered by the Company as a prepayment of the Notes and any other Senior Secured Indebtedness multiplied by (b) a fraction, the numerator of which is the outstanding principal amount of such Note and the denominator of which is the aggregate outstanding principal amount of all Notes and all other Senior Secured Indebtedness.

         "Required Holders" means, at any time, the holders of at least 66-2/3% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

                                  Schedule B
                         (to Note Purchase Agreement)

         "Responsible Officer" means, with respect to any Person, any Senior Financial Officer and any other officer of such Person with responsibility for the administration of the relevant portion of this Agreement or the applicable Note Document.

         "Restricted Payment" means (a) the declaration of any dividend on, or the incurrence of any liability to make any other payment or distribution in respect of any Capital Stock (except, in the case of a Subsidiary, dividends or other payments or distributions in respect of its Capital Stock to the Company),
(b) the distribution on account of the purchase, redemption or other retirement of any such Capital Stock (except, in the case of a Subsidiary, purchases, redemptions or other retirements of its Capital Stock from the Company), or.

         "Risk Management Policy" means that certain trading and risk management policy of the Company and its Subsidiaries dated as of April 1, 2001, as the same may be amended from time to time and adopted by the Board of Directors of the Company; provided that copies of each such amended policy shall be delivered to the holders of the Notes prior to the effective date thereof.

         "Secured Creditors" means the "Creditors" as defined in the Intercreditor Agreement.

         "Securities Act" means the Securities Act of 1933, as amended from time to time.

         "Security" shall have the same meaning as in Section 2(1) of the Securities Act.

         "Security Agreements" means the Security Agreements referred to in the Bank Credit Agreement, as amended on the date hereof, and all Security Agreements hereafter executed and delivered pursuant to Section 9.8 hereof, as each may be amended, supplemented or otherwise modified from time to time.

         "Security Documents" means the Security Agreements, the Pledge Agreements, the Mortgages, and all mortgages, deeds of trust, assignments, pledges, financing statements, lien entry forms, notices, documents and other writings executed and delivered from time to time in favor of the Collateral Agent for the benefit of the holders of the Notes in order to secure the obligations of the MLP, the Company and their Subsidiaries under and in respect of the Note Documents, as the same may be amended, restated, supplemented or otherwise modified from time to time.

         "Senior Financial Officer" means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer or comptroller of such Person.

         "Senior Indebtedness" means, with regard to any Person, all Indebtedness of such Person which is not expressed to be subordinate or junior in rank to any other Indebtedness of such Person.

         "Senior Secured Indebtedness" means the Indebtedness of the Company (a) evidenced by the Notes and (b) evidenced by the notes under the Bank Credit Agreement.

         "Subsidiary" means, as to any Person, any corporation, limited liability company partnership, association or other business entity in which such Person or one or more of its

                                  Schedule B
                         (to Note Purchase Agreement)

Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

         "Subsidiary Guarantor" is defined in Section 4.5 and shall include any Subsidiary Guarantor which is required to comply with the requirements of
Section 9.8.

         "Subsidiary Guaranty Agreement" is defined in Section 4.5 and shall include any Subsidiary Guaranty Agreement delivered pursuant to Section 9.8.

         "Swap" means any commodity swap, commodity option or forward commodity contract.

         "Target" is defined in the definition of Permitted Acquisition.

         "Target Assets" is defined in the definition of Permitted Acquisition.

         "Total Indebtedness" means, at the time of determination, the then outstanding aggregate principal amount of all Indebtedness of the Company and its Subsidiaries on a consolidated basis. For the purpose of calculating the ratio of Total Indebtedness to EBITDA in Section 10.1(a), Total Indebtedness shall not include any outstanding Working Capital Loans or Swingline Loans (each as currently defined in the Bank Credit Agreement) to the extent such Working Capital Loans and Swingline Loans are excluded in calculating the "Consolidated Leverage Ratio" under the Bank Credit Agreement.

         "Voting Stock" means, with respect to any Person, any Capital Stock of such Person whose holders are entitled under ordinary circumstances to vote for the election or appointment of directors or similar Persons elected or appointed to manage and direct the affairs of such Person (irrespective of whether at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

         "Wholly-Owned Subsidiary" means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time.

                                  Schedule B
                         (to Note Purchase Agreement)

                             [Form of Series A Note]

                              Inergy Propane, LLC

             8.85% Senior Secured Note, Series A, due June 7, 2007

No. [_________]                                                           [Date]
$[____________]                                                  PPN 45661# AA 9

         For Value Received, the undersigned, Inergy Propane, LLC (herein called the "Company"), a limited liability company organized and existing under the laws of the State of Delaware, hereby promises to pay to [________________], or registered assigns, the principal sum of [________________] Dollars on June 7, 2007, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 8.85% per annum from the date hereof, payable quarterly on the 7th day of March, June, September and December in each year, commencing with the September, December, March and June next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on the occurrence and during the continuance of an Event of Default, at the Default Rate (as defined in the Note Purchase Agreement referred to below) with respect to any outstanding principal hereof, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand).

         Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of The Bank of New York in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below shall designate to the Company in writing, in lawful money of the United States of America.

         This Note is one of a series of Senior Secured Notes (herein called the "Notes") issued pursuant to a Note Purchase Agreement, dated as of June 7, 2002 (as from time to time amended, the "Note Purchase Agreement"), among the Company and the Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreement.

         This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount and of like tenor will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

                                  Exhibit A-1
                         (to Note Purchase Agreement)

         This Note and the holder hereof are entitled equally and ratably with the holders of all other Notes to the rights and benefits provided pursuant to the terms and provisions of the Security Documents and the Intercreditor Agreement (as each such term is defined in the Note Purchase Agreement). Reference is hereby made to each of the foregoing for statement of the nature and extent of the benefits and security for the Notes afforded thereby and the rights of the holders of the Notes and the Company in respect thereof.

         This Note is subject to optional and mandatory prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

         If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

         Should any indebtedness represented by this Note be collected at law or in equity, or in bankruptcy or other proceedings, or should this Note be placed in the hands of attorneys for collection, the Company agrees to pay, in addition to the principal, premium, if any, and interest due and payable hereon, all costs of collecting or attempting to collect this Note, including reasonable attorneys' fees and expenses (including those incurred in connection with any appeal).

         THIS NOTE IS INTENDED TO BE PERFORMED IN THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAW OF SUCH STATE, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE WHICH WOULD REQUIRE APPLICATION OF THE LAWS OF THE JURISDICTION OTHER THAN SUCH STATE.

                                        Inergy Propane, LLC


                                        By ___________________________
                                             Name:
                                             Title:

                                  Exhibit A-1
                         (to Note Purchase Agreement)

                             [Form of Series B Note]

                               Inergy Propane, LLC

              9.10% Senior Secured Note, Series B, due June 6, 2008

No. [_________]                                                           [Date]
$[____________]                                                  PPN 45661# AB 7

         For Value Received, the undersigned, Inergy Propane, LLC (herein called the "Company"), a limited liability company organized and existing under the laws of the State of Delaware, hereby promises to pay to [________________], or registered assigns, the principal sum of [________________] Dollars on June 6, 2008, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 9.10% per annum from the date hereof, payable quarterly on the 7th day of March, June, September and December in each year, commencing with the September, December, March and June next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on the occurrence and during the continuance of an Event of Default, at the Default Rate (as defined in the Note Purchase Agreement referred to below) with respect to any outstanding principal hereof, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand).

         Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States at the principal office of The Bank of New York in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

         This Note is one of a series of Senior Secured Notes (herein called the "Notes") issued pursuant to a Note Purchase Agreement, dated as of June 7, 2002 (as from time to time amended, the "Note Purchase Agreement"), among the Company and Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreement.

         This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount and of like tenor will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

                                  Exhibit A-2
                         (to Note Purchase Agreement)

         This Note and a holder hereof are entitled equally and ratably with the holders of all other Notes to the rights and benefits provided pursuant to the terms and provisions of the Security Documents and the Intercreditor Agreement (as each such term is defined in the Note Purchase Agreement). Reference is hereby made to each of the foregoing for statement of the nature and extent of the benefits and security for the Notes afforded thereby and the rights of the holders of the Notes and the Company in respect thereof.

         This Note is subject to optional and mandatory prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

         If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

         Should any indebtedness represented by this Note be collected at law or in equity, or in bankruptcy or other proceedings, or should this Note be placed in the hands of attorneys for collection, the Company agrees to pay, in addition to the principal, premium, if any, and interest due and payable hereon, all costs of collecting or attempting to collect this Note, including reasonable attorneys' fees and expenses (including those incurred in connection with any appeal).

         THIS NOTE IS INTENDED TO BE PERFORMED IN THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAW OF SUCH STATE, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE WHICH WOULD REQUIRE APPLICATION OF THE LAWS OF THE JURISDICTION OTHER THAN SUCH STATE.

                                        Inergy Propane, LLC


                                        By ___________________________
                                            Name:
                                            Title:

                                  Exhibit A-2
                         (to Note Purchase Agreement)

                             [Form of Series C Note]

                               Inergy Propane, LLC

              9.34% Senior Secured Note, Series C, due June 5, 2009

No. [_________]                                                           [Date]
$[____________]                                                  PPN 45661# AC 5

         For Value Received, the undersigned, Inergy Propane, LLC (herein called the "Company"), a limited liability company organized and existing under the laws of the State of Delaware, hereby promises to pay to [________________], or registered assigns, the principal sum of [________________] Dollars on June 5, 2009, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 9.34% per annum from the date hereof, payable quarterly on the 7th day of March, June, September and December in each year, commencing with the September, December, March and June next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on the occurrence and during the continuance of an Event of Default, at the Default Rate (as defined in the Note Purchase Agreement referred to below) with respect to any outstanding principal hereof, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand).

         Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of The Bank of New York in New York, New York or at such other place as the Company shall have designated by written notice to the Holder of this Note as provided in the Note Purchase Agreement.

         This Note is one of a series of Senior Secured Notes (herein called the "Notes") issued pursuant to a Note Purchase Agreement, dated as of June 7, 2002 (as from time to time amended, the "Note Purchase Agreement"), among the Company and the Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreement.

         This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount and of like tenor will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

                                  Exhibit A-3
                         (to Note Purchase Agreement)

         This Note and a holder hereof are entitled equally and ratably with the holders of all other Notes to the rights and benefits provided pursuant to the terms and provisions of the Security Documents and the Intercreditor Agreement (as each such term is defined in the Note Purchase Agreement). Reference is hereby made to each of the foregoing for statement of the nature and extent of the benefits and security for the Notes afforded thereby and the rights of the holders of the Notes and the Company in respect thereof.

         This Note is subject to optional and mandatory prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

         If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

         Should any indebtedness represented by this Note be collected at law or in equity, or in bankruptcy or other proceedings, or should this Note be placed in the hands of attorneys for collection, the Company agrees to pay, in addition to the principal, premium, if any, and interest due and payable hereon, all costs of collecting or attempting to collect this Note, including reasonable attorneys' fees and expenses (including those incurred in connection with any appeal).

         THIS NOTE IS INTENDED TO BE PERFORMED IN THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAW OF SUCH STATE, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE WHICH WOULD REQUIRE APPLICATION OF THE LAWS OF THE JURISDICTION OTHER THAN SUCH STATE.

                                             Inergy Propane, LLC


                                             By _________________________
                                                  Name:
                                                  Title:

                                  Exhibit A-3
                         (to Note Purchase Agreement)

                     [Form of Opinion of Company's Counsel]


                                [To be attached]

                                   Exhibit B
                         (to Note Purchase Agreement)

                           [Form of Parent Guaranty]


                                  Exhibit C-1
                         (to Note Purchase Agreement)

                          [Form of Subsidiary Guaranty]


                                  Exhibit C-2
                         (to Note Purchase Agreement)

                   [Form of Funds Delivery Instruction Letter]

                             [Company's Letterhead]

The Canada Life Assurance Company
Floor SP-11
330 University Avenue
Toronto, Ontario

John Hancock Life Insurance Company
200 Clarendon Street, T-30
Boston, MA 02117

The Prudential Insurance Company of America
c/o Prudential Capital Group
2200 Ross Avenue, Suite 4200E
Dallas, TX 75201
                         Re: Funds Delivery Instruction

Ladies and Gentlemen:

         As contemplated by Section 3 of the Note Purchase Agreement dated as of June 7, 2002, between us, the undersigned hereby instructs you to deliver, on the date of closing, the proceeds of the Notes in the manner required by paragraph 3 to the undersigned's account identified below:

                  Account Name:        _____________________
                  Account No:          2000010968431
                  Bank:____            First Union National Bank
                  Bank City & State:   Charlotte, North Carolina
                  Bank ABA No:         053000219
                  Reference:           _____________________

         This instruction has been executed and delivered by an authorized representative of the undersigned.

                                          Very truly yours,

                                          Inergy Propane, LLC


                                          By _______________________________
                                              Name:

                                   Exhibit D
                         (to Note Purchase Agreement)